Exhibit (a)(1)(A)

OFFER TO EXCHANGE OPTIONS UNDER THE NETIQ CORPORATION
1995 STOCK PLAN, AMENDED AND RESTATED AS OF SEPTEMBER 16, 2002,
THE NETIQ CORPORATION 2002 STOCK PLAN,
THE MISSION CRITICAL SOFTWARE, INC. 1997 STOCK PLAN
(AS AMENDED MAY 21, 1999), THE WEBTRENDS CORPORATION
1997 STOCK INCENTIVE COMPENSATION PLAN AND THE NETIQ CORPORATION
AMENDED AND RESTATED 1998 STOCK INCENTIVE COMPENSATION PLAN

THIS OFFER AND THE RELATED RIGHT OF WITHDRAWAL WILL EXPIRE
AT 5:00 P.M., PACIFIC TIME, ON WEDNESDAY,
DECEMBER 18, 2002, UNLESS NETIQ CORPORATION EXTENDS THE OFFER.

In this Offer to Exchange Options under the NetIQ Corporation 1995 Stock Plan, Amended and Restated as of September 16, 2002 (the “1995 Plan”), the NetIQ Corporation 2002 Stock Plan (the “2002 Plan”), the Mission Critical Software, Inc. 1997 Stock Plan (as amended May 21, 1999) (the “Mission Critical Plan”), the WebTrends Corporation 1997 Stock Incentive Compensation Plan (the “WebTrends 1997 Plan”) and the NetIQ Corporation Amended and Restated 1998 Stock Incentive Plan (the “NetIQ 1998 Plan”) (the “Option Plans”, and each an “Option Plan”), NetIQ Corporation (“NetIQ”) is offering to exchange all outstanding stock options to purchase shares of our common stock granted to our current employees (other than our Chief Executive Officer, Chief Financial Officer, Chief Operating Officer and Chief Technology Officer) as of the date hereof under the Option Plans for new options that we will grant under the applicable Option Plan as follows:

•	each outstanding option with an exercise price less than or equal to $24.00 per share may be exchanged for a new option to purchase the same number of shares as the option being exchanged;

•
each outstanding option with an exercise price greater than $24.00 per share but less than $30.00 per share may be exchanged for a new option to purchase two shares of common stock for every three shares subject to the option being exchanged; and

•
each outstanding option with an exercise price greater than or equal to $30.00 per share may be exchanged for a new option to purchase one share of common stock for every two shares subject to the option being exchanged.

In addition, any employee that decides to exchange any option hereunder will be required to also exchange all options granted to such employee on or after May 18, 2002.

Options to purchase fractional shares will not be granted. In the event the exchange rates described above would result in the granting of options to purchase fractional shares, the number of shares subject to such options will be rounded down to the nearest whole number.

We are making this offer upon the terms and subject to the conditions set forth in this Offer to Exchange (this “Offer to Exchange”) and in the related Letter of Transmittal (the “Letter of Transmittal,” which together with the Offer to Exchange, as they may be amended or supplemented from time to time, constitute the “Offer”). We will grant the new options on the first day that is six months and one day following the date when we cancel the options accepted for exchange, provided that if such day is not a business day, we will grant the new options on the next business day. As the scheduled expiration date of the Offer is December 18, 2002, we currently anticipate that options accepted for exchange will be cancelled on December 19, 2002 and new options will be granted on June 20, 2003.

For all employees, except employees in Italy, who tender options, the exercise price of the new options will be based on the higher of the fair market value of NetIQ common stock at the time of cancellation of the tendered option or the fair market value of NetIQ common stock on the date the new option is granted. In accordance with the terms of the Option Plans, the fair market value of NetIQ common stock will be determined as equal to the highest of:

(i)	the closing sale price per share on the trading day immediately before the date the price is set;

(ii)	the average of the high and low per share sale price on the date the price is set; or

(iii)	the closing sale price per share on the date the price is set for NetIQ stock as reported by the Nasdaq National Market. BECAUSE WE WILL NOT GRANT NEW OPTIONS TO A TENDERING OPTION HOLDER UNTIL THE FIRST BUSINESS DAY THAT IS ON OR AFTER SIX MONTHS AND ONE DAY FOLLOWING THE DATE WHEN WE CANCEL THE OPTIONS ACCEPTED FOR EXCHANGE IT IS POSSIBLE THAT THE NEW OPTIONS MAY HAVE A HIGHER EXERCISE PRICE THAN SOME OR ALL OF YOUR CURRENT OPTIONS.

Employees working in Italy should see the information contained under the caption “Important Legal and Tax Information for Non-U.S. Employees” for pricing information related to the new options.

Except as described below, the new options will have the same vesting schedules as the cancelled options. This means that, subject to the next sentence, the new options will be vested on the date of grant to the same extent that:

•	the options validly tendered for exchange and accepted were already vested in accordance with their original terms, and

•	such options would have been vested in accordance with their original terms during the period between their tender and the date when the new options are granted.

HOWEVER, EMPLOYEES WILL NOT BE ENTITLED TO EXERCISE ANY NEW OPTIONS UNTIL SIX MONTHS AFTER THE GRANT DATE OF THE NEW OPTIONS, AND ANY EMPLOYEE WHOSE EMPLOYMENT WITH NETIQ OR ITS SUBSIDIARIES IS TERMINATED FOR ANY REASON (OTHER THAN AS PART OF AN ANNOUNCED REDUCTION IN FORCE BY THE COMPANY AND IN SOME CASES IN CONNECTION WITH A CHANGE OF CONTROL) WITHIN SIX MONTHS OF THE GRANT DATE OF THE NEW OPTION WILL FORFEIT ALL NEW OPTIONS GRANTED IN THE EXCHANGE. Employees terminated in connection with an announced reduction in force within six months after the new options are granted will be entitled to exercise the new options to the extent vested at the date of their termination of employment in accordance with the terms of their option agreements. Employees terminated in connection with a change of control within six months of the new grant date will have their options become fully vested and exercisable if the options are granted under either the 1995 Plan or the 2002 Plan. Examples of the vested status of the new options are given in the section titled “Summary Term Sheet” elsewhere in this Offer to Exchange.

All of the new options to U.S. taxpayers will be granted as “Non-Qualified Options” under the Option Plans, which will have tax implications that are described in the “Summary Term Sheet” and in the sections titled “Terms of New Options” and “U.S. Federal Income Tax Consequences,” elsewhere in this Offer to Exchange. Please note that employees outside of the U.S. should consult the section captioned “Important Legal and Tax Information for Non-U.S. Employees” elsewhere in this Offer to Exchange for information regarding their particular country and the tax implications applicable to them.

The new options will have a term of five years commencing as of the date the tendered options were originally granted.

IF FOR ANY REASON YOU ARE NOT AN EMPLOYEE OF NETIQ OR ONE OF OUR SUBSIDIARIES FROM THE DATE WHEN YOU TENDER YOUR OPTIONS THROUGH THE DATE WHEN WE GRANT THE NEW OPTIONS, THEN YOU WILL NOT RECEIVE ANY NEW OPTIONS OR ANY OTHER CONSIDERATION IN EXCHANGE FOR YOUR TENDERED OPTIONS. This means that if you die, become disabled, terminate with or without a good reason or we terminate your employment with or without cause before the date when we grant the new options, then you will not receive anything for the options that you tendered and we canceled.

If you wish to tender an option in the Offer, you must tender the option for the full number of unexercised shares of common stock subject to that option grant on or before the expiration of the Offer, currently scheduled for December 18, 2002. You will not be required to tender all of your options to participate in the Offer. HOWEVER, IF YOU WERE GRANTED OPTIONS ON OR AFTER MAY 18, 2002 AND YOU WISH TO TENDER ANY OPTIONS, YOU WILL BE REQUIRED TO TENDER ALL OPTIONS RECEIVED ON OR AFTER MAY 18, 2002 AND WILL RECEIVE NEW OPTIONS FOR SUCH TENDERED OPTIONS PURSUANT TO THE TERMS OF THIS OFFER.

The Offer is not conditioned upon any minimum threshold number of options being tendered by eligible option holders, but is subject to conditions that we describe in Section 6 of this Offer to Exchange.

If you choose not to tender your options, then your options will remain outstanding and they will retain their current exercise price and other terms and conditions.

ALTHOUGH OUR BOARD OF DIRECTORS HAS APPROVED THE OFFER, NEITHER NETIQ NOR OUR BOARD OF DIRECTORS MAKES ANY RECOMMENDATION AS TO WHETHER OR NOT YOU SHOULD TENDER YOUR OPTIONS FOR EXCHANGE. YOU MUST MAKE YOUR OWN DECISION WHETHER OR NOT TO TENDER YOUR OPTIONS.

Shares of our common stock are quoted on the Nasdaq National Market under the symbol “NTIQ”. On November 14, 2002, the last reported sale price of the common stock on the Nasdaq National Market was $14.30 per share. WE RECOMMEND THAT YOU OBTAIN CURRENT MARKET QUOTATIONS FOR OUR COMMON STOCK BEFORE DECIDING WHETHER OR NOT TO TENDER YOUR OPTIONS.

THIS TRANSACTION HAS NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION (THE “SEC”), NOR HAS THE SEC PASSED UPON THE FAIRNESS OR MERITS OF SUCH TRANSACTION OR UPON THE ACCURACY OR ADEQUACY OF THE INFORMATION CONTAINED IN THIS DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

You should direct questions about the Offer or requests for assistance or additional copies of the Offer to Exchange or the Letter of Transmittal by email to: OptionExchange@netiq.com or by contacting Stock Services at NetIQ Corporation, 3553 North First Street, San Jose, CA 95134 (telephone: (408) 856-3000).

Important

If you wish to tender your options for exchange, you must complete and sign the Letter of Transmittal in accordance with its instructions and mail, fax or hand deliver it and any other required documents to NetIQ Corporation, Attention: Stock Services, 3553 North First Street, San Jose, CA 95134 (facsimile: (408) 856-1804).

We are not making the Offer to, nor will we accept any tender of options from or on behalf of, employees in any jurisdiction in which the Offer or the acceptance of any tender of options would not be in compliance with the laws of such jurisdiction. However, we may, at our discretion, take any actions necessary for us to make the Offer to employees in any such jurisdiction.

WE HAVE NOT AUTHORIZED ANY PERSON TO MAKE ANY RECOMMENDATION ON OUR BEHALF AS TO WHETHER OR NOT YOU SHOULD TENDER YOUR OPTIONS PURSUANT TO THE OFFER. WE HAVE NOT AUTHORIZED ANYONE TO GIVE YOU ANY INFORMATION OR TO MAKE ANY REPRESENTATION IN CONNECTION WITH THE OFFER, OTHER THAN THE INFORMATION AND REPRESENTATIONS CONTAINED IN THIS DOCUMENT OR IN THE RELATED LETTER OF TRANSMITTAL. IF ANYONE MAKES ANY RECOMMENDATION OR REPRESENTATION TO YOU OR GIVES YOU ANY INFORMATION, YOU MUST NOT RELY UPON THAT RECOMMENDATION, REPRESENTATION OR INFORMATION AS HAVING BEEN AUTHORIZED BY US.

THE DATE OF THIS OFFER TO EXCHANGE IS NOVEMBER 18, 2002.

A “SUMMARY TERM SHEET” DESCRIBING THE PRINCIPAL TERMS OF THE OFFER APPEARS ON PAGES 1 THROUGH 6. YOU SHOULD READ THIS ENTIRE DOCUMENT AND THE RELATED LETTER OF TRANSMITTAL CAREFULLY BEFORE DECIDING WHETHER OR NOT TO EXCHANGE YOUR OPTIONS.

SUMMARY TERM SHEET

The following are answers to some of the questions that you may have about the Offer. We urge you to read carefully the remainder of this Offer to Exchange and the accompanying Letter of Transmittal because the information in this summary is not complete and additional important information is contained in the remainder of this document and the Letter of Transmittal. We have included page references to the remainder of this Offer to Exchange where you can find a more complete description of the topics in this summary.

What Securities Are We Offering to Exchange?

We are offering to exchange all outstanding stock options granted to our current employees (other than our Chief Executive Officer, Chief Financial Officer, Chief Operating Officer and Chief Technology Officer, as of the date hereof under the NetIQ Corporation 1995 Stock Plan, as Amended and Restated September 16, 2002, the NetIQ Corporation 2002 Stock Plan, the Mission Critical Software, Inc. 1997 Stock Plan (as amended May 21, 1999), the WebTrends Corporation 1997 Stock Incentive Compensation Plan and the NetIQ Corporation Amended and Restated 1998 Stock Incentive Compensation Plan for new options to be granted under those Option Plans as follows:

•	each outstanding option with an exercise price less than or equal to $24.00 per share may be exchanged for a new option to purchase the same number of shares as the option being exchanged;

•
each outstanding option with an exercise price greater than $24.00 per share but less than $30.00 per share may be exchanged for a new option to purchase two shares of common stock for every three shares subject to the option being exchanged; and

•
each outstanding option with an exercise price greater than or equal to $30.00 per share may be exchanged for a new option to purchase one share of common stock for every two shares subject to the option being exchanged.

In addition, any employee that decides to exchange any option hereunder will be required to also exchange all options granted to such employee on or after May 18, 2002.

Options to purchase fractional shares will not be granted. In the event the exchange rates described above would result in the granting of options to purchase fractional shares, the number of shares subject to such options will be rounded down to the nearest whole number.

If you are governed by the laws of a jurisdiction other than the United States, you may not be eligible to participate in the exchange program if the laws of such jurisdiction preclude such participation.

Who is Eligible?

The offer is open to all employees other than our Chief Executive Officer, Chief Financial Officer, Chief Operating Officer and Chief Technology Officer. In order to participate you must be an employee on the date of the commencement of this offer and remain an employee until the date we grant the new options.

Why Are We Making the Offer?

Many of our employees’ outstanding options, whether or not they are currently exercisable, have exercise prices that are significantly higher than the current market price of our common stock. We are making the Offer in order to provide these option holders with the benefit of owning options that over time may have a greater potential to increase in value in an effort to enhance our ability to retain and incentivize our personnel. We believe that this will create better performance incentives for these option holders and thereby more strongly align the interests of our current employees with those of our stockholders in maximizing stockholder value. (Page 9)

If I Choose to Tender My Options for Exchange, Do I Have to Tender All My Options?

If you choose to tender an option, you must tender the full number of unexercised shares subject to the option. For example, if you hold one option to purchase 5,000 shares of our common stock at an exercise price of $25.00 per share and another option to purchase 2,000 shares of common stock at an exercise price of $30.00 per share, then you may tender none, one or both of these options, but you may not tender an option for less than the full unexercised number of shares of common stock subject to the original option. In other words, in this example, you could not tender 1,000 shares worth of your $30.00 per share option. (Page 8)

However, if you were granted options on or after May 18, 2002 and you wish to tender any options, you will have to tender all options received on or after that date in order to participate. In other words, if you were granted an option to purchase 3,000 shares of our common stock at an exercise price of $25.00 per share before May 18, 2002 and an option to purchase 2,000 shares of our common stock at any exercise price on or after that date, then you may tender none or both options but you may not tender only the options granted on or before May 18, 2002. (Page 8)

Can I Tender Options That I Have Already Exercised?

The Offer pertains only to options and does not apply in any way to shares purchased upon the exercise of options. If you have exercised an option in its entirety, then that option is no longer outstanding and is therefore not subject to the Offer. If you have exercised an option in part, then the remaining outstanding (i.e., unexercised) portion of that option is subject to the Offer and may be tendered for exchange.

Can I Tender Unvested Options?

Yes, you may tender any of your options, whether or not they are vested.

What Plan Will My New Options Be Granted Under?

With the exception of UK employees tendering options or as otherwise determined by the Board of Directors, each new option will be granted under the Option Plan under which the old option was granted and will be subject to the terms and conditions of such Option Plan and a new option grant agreement that we will send to you and that you will need to sign and return to us. (Page 13)

Employees in the UK should consult the section captioned “Important Legal and Tax Information for Non-U.S. Employees” for information relating to the plan under which their new options will be granted. (Page 37)

When Will I Receive My New Options?

We will grant the new options on the first day that is six months and one day following the date when we cancel the options accepted for exchange, provided that if such day is not a business day, we will grant the new options on the next business day. For example, if we cancel tendered options on December 19, 2002, which is the first business day following the scheduled expiration date of the Offer, then the grant date of the new options will be June 20, 2003. (Page 13)

Why Don’t We Simply Reprice the Current Options?

“Repricing” existing options, which means that the exercise price of the options would immediately be reduced, would result in variable accounting for such options, which would require us for financial reporting purposes to record and adjust compensation expense each quarter for every increase or decrease in the price of our common stock relating to outstanding repriced options until the repriced options are exercised, canceled or expire. This could have negative consequences on our earnings. (Page 30)

Why Won’t I Receive My New Options Immediately After the Expiration of the Offer?

If we were to grant the new options on any date that is any earlier than six months and one day following the date when we cancel the options accepted for exchange, this would be considered a “repricing” of existing options and result in variable accounting for such options. Variable accounting would require us for financial reporting purposes to record and adjust compensation expense each quarter for every increase or decrease in the price of our common stock relating to outstanding repriced options until the repriced options are exercised, canceled or expire. This could have negative consequences on our earnings. (Page 30)

Why Do I Have to Tender All Options Granted to Me on or After May 18, 2002?

If we were to grant the new options to you even though you still own options that were granted to you within six months before the commencement date of this offer, under certain circumstances this would be considered a “repricing” of existing options and result in variable accounting for such options. Variable accounting would require us for financial reporting purposes to record and adjust compensation expense each quarter for every increase or decrease in the price of our common stock relating to outstanding repriced options until the repriced options are exercised, canceled or expire. This could have negative consequences on our earnings. (Page 30)

If I Tender My Options in the Offer, Will I Be Eligible to Receive Other Option Grants Before I Receive My New Options?

THE COMPANY MAY GRANT ADDITIONAL OPTIONS TO ITS EMPLOYEES DURING THE SIX MONTHS AND ONE DAY FROM THE DATE WHEN WE CANCEL TENDERED OPTIONS TO THE DATE WHEN WE GRANT THE NEW OPTIONS. HOWEVER, IF WE ACCEPT THE OPTIONS THAT YOU TENDER IN THE OFFER, THEN YOU WILL NOT BE GRANTED ANY ADDITIONAL OPTIONS DURING THAT PERIOD. This is necessary to avoid incurring any compensation expense because of accounting rules that could apply to these interim option grants as a result of the Offer.

Will I Receive Any New Options if I Tender My Old Options but Am Terminated Before the Expiration of the Offer?

If you tender your options and, for any reason, you terminate your employment with us or our subsidiaries before the expiration of the Offer, then you may withdraw your tendered options before such expiration. In accordance with the terms and conditions of those options, you will be able to exercise them for a specified period of time after your termination. If you do not withdraw your tender on a timely basis, or if you withdraw your tender but do not exercise your options within that time, then you will forfeit those options. (Page 10)

What Will Happen if I Tender My Old Options and I Am Terminated After the Expiration of the Offer but Before the New Options Are Granted?

If you tender your options, then to receive a grant of new options in the Offer you must remain an employee of NetIQ or one of our subsidiaries from the date when you tender your options through the date when we grant the new options. As discussed above, we will not grant the new options until the first business day that is at least six months and one day following the date when we cancel the options accepted for exchange, currently scheduled to occur on or about December 19, 2002. IF, FOR ANY REASON, YOU ARE NOT AN EMPLOYEE OF NETIQ OR ONE OF OUR SUBSIDIARIES FROM THE DATE WHEN YOU TENDER YOUR OPTIONS THROUGH THE DATE WHEN WE GRANT THE NEW OPTIONS, THEN YOU WILL NOT RECEIVE ANY NEW OPTIONS OR ANY OTHER CONSIDERATION IN EXCHANGE FOR YOUR TENDERED OPTIONS. This means that if you die, become disabled, terminate with or without a good reason or we terminate your employment with or without cause before the date when we grant the new options, then you will not receive anything for the options that you tendered and we canceled.

PARTICIPATION IN THE OFFER DOES NOT CONFER UPON YOU THE RIGHT TO REMAIN IN THE EMPLOYMENT OR OTHER SERVICE OF NETIQ OR ANY OF OUR SUBSIDIARIES. (Page 8)

What Will Happen if I Tender My Old Options, Receive New Options and I Am Terminated within Six Months Following the New Grant Date?

Except as described below, the new options you received will have the same vesting schedule as your old options.

This means that, subject to the next sentence, the new options will be vested on the date of grant to the same extent that:

•	the options validly tendered for exchange and accepted were already vested in accordance with their original terms, and

•	such options would have vested in accordance with their original terms during the period between their tender and the date when the new options are granted.

HOWEVER, YOU WILL NOT BE ENTITLED TO EXERCISE ANY NEW OPTIONS UNTIL SIX MONTHS AFTER THE GRANT DATE OF THE NEW OPTIONS, AND IF YOUR EMPLOYMENT WITH NETIQ OR ITS SUBSIDIARIES IS TERMINATED FOR ANY REASON (OTHER THAN AS PART OF AN ANNOUNCED REDUCTION IN FORCE BY THE COMPANY AND IN SOME CASES IN CONNECTION WITH A CHANGE OF CONTROL) WITHIN SIX MONTHS OF THE GRANT DATE OF THE NEW OPTIONS YOU WILL FORFEIT ALL NEW OPTIONS GRANTED IN THE EXCHANGE. If you are terminated in connection with an announced reduction in force within six months after the new options are granted you will be entitled to exercise the new options to the extent vested at the date of your termination of employment in accordance with the terms of your option agreement. If you are terminated in connection with a change of control within six months of the new grant date and your options were granted under either the 1995 Plan or the 2002 Plan, your options will become fully vested and exercisable.

What Will Be the Exercise Price of the New Options?

For all employees who tender options, other than employees working in Italy, the exercise price of the new options will be based on the higher of the fair market value of NetIQ common stock at the time of cancellation of the tendered option or the fair market value of NetIQ common stock on the date the new option is granted. In accordance with the terms of the Option Plans, the fair market value of NetIQ common stock will be determined as equal to the highest of:

(i)	the closing sale price per share on the trading day immediately before the date the price is set;

(ii)	the average of the high and low per share sale price on the date the price is set; or

(iii)	the closing sale price per share on the date the price is set for NetIQ stock as reported by the Nasdaq National Market. BECAUSE WE WILL NOT GRANT NEW OPTIONS TO A TENDERING OPTION HOLDER UNTIL THE FIRST BUSINESS DAY THAT IS ON OR AFTER SIX MONTHS AND ONE DAY FOLLOWING THE DATE WHEN WE CANCEL THE OPTIONS ACCEPTED FOR EXCHANGE IT IS POSSIBLE THAT THE NEW OPTIONS MAY HAVE A HIGHER EXERCISE PRICE THAN SOME OR ALL OF YOUR CURRENT OPTIONS.

Employees working in Italy should see the information contained under the caption “Important Legal and Tax Information for Non-U.S. Employees” for pricing information related to the new options. (Page 35)

When Will the New Options Vest and When May I Exercise Them?

Except as described below, the new options will have the same vesting schedules as the old options. This means that, subject to the next sentence, the new options will be vested on the date of the grant to the same extent that:

•	the options validly tendered for exchange and accepted were already vested in accordance with their original terms, and

•	such options would have vested in accordance with their original terms during the period between their tender and the date when the new options are granted.

HOWEVER, YOU WILL NOT BE ENTITLED TO EXERCISE ANY NEW OPTIONS UNTIL SIX MONTHS AFTER THE GRANT DATE OF THE NEW OPTIONS, AND IF YOUR EMPLOYMENT WITH NETIQ OR ITS SUBSIDIARIES IS TERMINATED FOR ANY REASON (OTHER THAN AS PART OF AN ANNOUNCED REDUCTION IN FORCE BY THE COMPANY AND IN SOME CASES IN CONNECTION WITH A CHANGE OF CONTROL) WITHIN SIX MONTHS OF THE GRANT DATE OF THE NEW OPTIONS YOU WILL FORFEIT ALL NEW OPTIONS GRANTED IN THE EXCHANGE. If you are terminated in connection with an announced reduction in force within six months after the new options are granted you will be entitled to exercise the new options to the extent vested at the date of your termination of employment in accordance with the terms of your option agreements. If you are terminated in connection with a change in control within six months of the new grant date and were granted options under either the 1995 Plan or the 2002 Plan, those options will become fully vested and exercisable.

For example:

•
If you tender an option for 2,000 shares at an exercise price of less than $24.00 per share and the entire option has already vested, then your new option will be for 2,000 vested shares, subject to a 6 month restriction on exercisability and a risk of forfeiture as discussed in the preceding paragraph.

•
If you tender an option with a date of grant of July 16, 2001 for 2,000 shares at an exercise price of less than $24.00 per share, of which 625 shares are already vested, another 125 shares will vest on January 6, 2003 and another 125 shares will vest on April 6, 2003, then your new option will be for 2,000 shares, with 875 vested shares and 1,125 unvested shares. The unvested portion of your new option will vest on the same schedule your tendered options would have vested. Your vested shares will be subject to a 6 month restriction on exercisability and a risk of forfeiture as discussed in the preceding paragraph.

If you tender options with exercise prices higher than $24.00 per share, your new options will vest at the same rate as the old options, with proportionate reductions in the number of shares as discussed under “What Securities Are We Offering to Exchange?” and on page 8.

What Is the Term of the New Options?

The new options will have a term of five years commencing on the original grant date of the tendered options. THIS MEANS YOUR REPLACEMENT OPTION WILL HAVE A SHORTER TERM THAN YOUR TENDERED OPTION.

If I Tender Options That Are Incentive Stock Options, Will My New Options be Incentive Stock Options?

No. For U.S. employees, all of the new options will be granted as U.S. non-qualified options. This may have important tax implications for you which are set forth generally below under “Terms of the Options”, and we recommend that you consult with your own tax advisor before deciding whether to tender your options. (Pages 24 and 31)

Will I Have to Pay Taxes if I Exchange My Options in the Offer?

If you exchange your current options for new options, then we believe you will not be required under current U.S. tax law to recognize income for federal income tax purposes at the time of the exchange. Further, at the date of grant of the new options, we believe you will not be required under current U.S. tax law to recognize income for federal income tax purposes. State and local tax consequences may be different. OPTION HOLDERS SUBJECT TO THE TAX LAWS OF OTHER COUNTRIES AND JURISDICTIONS MAY BE SUBJECT TO DIFFERENT TAX CONSEQUENCES IF THEY EXCHANGE THEIR OPTIONS IN THE OFFER. Non-U.S. employees should see the information contained under the caption “Important Legal and Tax Information for Non-U.S. Employees” for information regarding the tax consequences of tendering options in their country. We recommend that you consult with your own tax advisor to determine the tax consequences of tendering options in the Offer. (Page 31)

Are There Any Conditions to the Offer?

The Offer is not conditioned upon any minimum threshold number of options being tendered by eligible option holders. However, the Offer is subject to a number of other conditions with regard to events that could occur before the expiration of the Offer. These events include a change in accounting pronouncements, a lawsuit challenging the Offer, a third-party tender offer for our common stock or an acquisition proposal for NetIQ, or changes in the laws or interpretations of laws in foreign jurisdictions which may make the exchange unlawful in some jurisdictions. These and various other conditions are more fully described in Section 6 and in Section 14 of this Offer to Exchange. (Page 11)

What Happens if a Change in Control of NetIQ Occurs During the Period After I Have Tendered My Options but Before New Options Have Been Granted?

While we are not currently negotiating any transactions which could reasonably be expected to lead to an acquisition of NetIQ, our Board of Directors has a duty to consider alternatives for maximizing stockholder value. We cannot ignore the possibility that a transaction could be proposed that our stockholders or our Board of Directors believes is in the best interests of NetIQ and our stockholders. We reserve the right to terminate the Offer prior to its expiration upon the occurrence of certain events, including if a tender or exchange offer with respect to some or all of our common stock or an acquisition of NetIQ is proposed, announced or made by another person or entity or is publicly disclosed.

If NetIQ or all or substantially all of its business or assets are acquired during the period between the date of our acceptance of the tendered options and the date when the new options are to be granted, then the acquiror will be obligated to honor our contractual obligation to grant the new options. However, depending on the terms of such an acquisition, the options granted could be for an equivalent number of shares of the acquiring company (as adjusted for any exchange ratio between NetIQ’s and the acquiring company’s stock) and the exercise price could accordingly be determined based on the fair market value of such stock. In addition, the laws of foreign jurisdictions may restrict the terms or nature of the grant of the options issued by the acquiring company. (Page 9)

What Happens if I Choose Not to Tender My Options or if I Tender My Options but They Are Not Accepted for Exchange?

If you choose not to tender your options or if your options are not accepted for exchange, then your options will remain outstanding and they will retain their current exercise price and other terms and conditions. We reserve the right to reject any or all tenders of options that we determine are not in appropriate form or that we determine are unlawful to accept. Otherwise, subject to the conditions of the Offer, we will accept all properly and timely tendered options that are not validly withdrawn. (Page 11)

How Long Do I Have to Decide Whether to Tender Options in the Offer? Can the Offer Be Extended, and if So, How Will I Be Notified if it is Extended?

You have until at least 5:00 P.M., Pacific Time, on December 18, 2002 to tender your options in the Offer. We may, in our sole discretion, extend the Offer at any time, but we cannot assure you that the Offer will be extended or, if extended, for how long. If we extend the Offer, we will make a company-wide announcement (including our subsidiaries) of the extension no later than 9:00 A.M. Eastern Time on the next business day following the previously scheduled expiration date. If we extend the Offer, we may delay the acceptance of any options that have been tendered. (Page 9)

How Do I Tender My Options?

If you decide to tender your options, we must RECEIVE, before the Offer expires, at 5:00 P.M. Pacific Time on December 18, 2002 or any date to which the Offer is extended a properly completed and duly executed Letter of Transmittal and any other documents required by the Letter of Transmittal by mail or facsimile at NetIQ Corporation, Attention: Stock Services, 3553 North First Street, San Jose, CA 95134 (facsimile: (408) 856-1804). If your documents are postmarked before that date, but we don’t receive them until after that date, your options will not be accepted. If you elect to deliver your documents by mail, the Company recommends that you use registered mail with return receipt requested. If you elect to deliver them by facsimile, the Company recommends that you receive confirmation of receipt prior to the expiration of the offer. The currently scheduled expiration date of the Offer is December 18, 2002. (Page 9)

During What Period of Time May I Withdraw Previously Tendered Options?

You may withdraw your tendered options at any time before the Offer expires. To withdraw tendered options, you must deliver to us at the address or facsimile number listed above a Notice of Withdrawal of Tender with the required information while you still have the right to withdraw the tendered options. Once you have withdrawn options, you may re-tender options only by again following the proper delivery procedures. (Page 10)

How Can I Receive a Summary of My Option Grants?

Your personal summary of option grants will be included with the letter from our President and Chief Executive Officer, Charles Boesenberg, addressing some of the principal questions that you may have regarding the Offer. The summary will be entitled “Personnel Option Status.”

What Is the Board of Directors’ Opinion on the Offer?

Although our Board of Directors has approved the Offer, neither NetIQ nor our Board of Directors makes any recommendation as to whether or not you should tender your options for exchange. You must make your own decision whether or not to tender your options for exchange. For questions regarding tax implications or other investment-related questions, you should talk to your own legal, investment and/or tax advisors. (Page 9)

Why Am I Receiving So Many Documents in Connection With This Offer? Do I Have to Review Everything?

We are required to provide you with these documents to satisfy our legal obligations and the disclosure requirements of the Securities and Exchange Commission. While the documents may be lengthy, for your benefit as well as for our own, we recommend that you read this entire document and the related Letter of Transmittal carefully before deciding whether or not to exchange your options.

WHO CAN I TALK TO IF I HAVE QUESTIONS ABOUT THE OFFER?

For additional information or assistance, you should contact:

NetIQ Corporation

Email: OptionExchange@netiq.com or contact:

Stock Services, San Jose, CA:
Debra Randall	Oria De La Cerda
Telephone: 408-856-3116	Telephone: 408-856-3110
Email: debra.randall@netiq.com	Email: oria.delacerda@netiq.com

Vivian Navarro	Liz Maciel
Telephone: 408-856-3194	Telephone: 408-856-3155
Email: vivian.navarro@netiq.com	Email: liz.maciel@netiq.com

INTRODUCTION

NetIQ Corporation (“NetIQ”) is offering to exchange all outstanding options to purchase shares of our common stock granted to our current employees (other than our Chief Executive Officer, Chief Financial Officer, Chief Operating Officer and Chief Technology Officer) as of the date hereof under the NetIQ Corporation 1995 Stock Plan, as Amended and Restated September 16, 2002 (the “1995 Plan”), the NetIQ 2002 Stock Plan (the “2002 Plan”), the Mission Critical Software, Inc. 1997 Stock Plan (as amended May 21, 1999) (the “Mission Critical Plan”), the WebTrends Corporation 1997 Stock Incentive Compensation Plan (the “WebTrends 1997 Plan”) and the NetIQ Corporation Amended and Restated 1998 Stock Incentive Compensation Plan (the “NetIQ 1998 Plan”) (the “Option Plans”) for new options that we will grant under the respective Option Plan as follows:

•	each outstanding option with an exercise price less than or equal to $24.00 per share may be exchanged for a new option to purchase the same number of shares as the option being exchanged;

•
each outstanding option with an exercise price greater than $24.00 per share but less than $30.00 per share may be exchanged for a new option to purchase two shares of common stock for every three shares subject to the option being exchanged; and

•
each outstanding option with an exercise price greater than or equal to $30.00 per share may be exchanged for a new option to purchase one share of common stock for every two shares subject to the option being exchanged.

In addition, any employee that decides to exchange any option hereunder will be required to also exchange all options granted to such employee on or after May 18, 2002. Options to purchase fractional shares will not be granted. In the event the exchange rates described above would result in the granting of options to purchase fractional shares, the number of shares subject to such options will be rounded down to the nearest whole number.

We are not making the Offer to, nor will we accept any tender of options from or on behalf of employees in any jurisdiction in which the Offer or the acceptance of any tender of options would not be in compliance with the laws of such jurisdiction. However, we may, at our discretion, take any actions necessary for us to make the offer to employees in any such jurisdiction.

We are making the Offer upon the terms and subject to the conditions set forth in this Offer to Exchange (the “Offer to Exchange”) and in the related Letter of Transmittal (the “Letter of Transmittal”, which together with the Offer to Exchange, as they may be amended or supplemented from time to time, constitute the “Offer”). If you tender options for exchange, we will grant you, subject to the terms and conditions of the offer, new options under the relevant Option Plans and a new option award document. All tendered options accepted by us pursuant to the Offer and not validly withdrawn will be canceled and terminated.

If you wish to tender your options in the Offer, you must tender an option for all of the unexercised shares of common stock subject to the original option. You will not be required to tender all of your options to participate in the Offer. HOWEVER, IF YOU WERE GRANTED OPTIONS ON OR AFTER MAY 18, 2002 AND YOU WISH TO TENDER ANY OPTIONS, YOU WILL BE REQUIRED TO TENDER ALL OPTIONS RECEIVED ON OR AFTER MAY 18, 2002.

The Offer is not conditioned upon any minimum threshold number of options being tendered by eligible option holders. The Offer is subject to conditions that we describe in Section 6 of this Offer to Exchange.

As of November 12, 2002, options to purchase 10,633,084 shares of our common stock were granted and outstanding under the Option Plans and eligible for exchange in the Offer.

THE OFFER

1.    The Offer; Number of Options; Expiration Date

Upon the terms and subject to the conditions of the Offer, we will exchange new options to purchase our common stock under the Option Plans for all outstanding options that have been granted to current employees (other than our Chief Executive Officer, Chief Financial Officer, Chief Operating Officer and Chief Technology Officer) as of the date hereof under the Option Plans.

You may not tender any options if you are not currently an employee of NetIQ or its subsidiaries. We are not making the Offer to, nor will we accept any tender of options from or on behalf of employees in any jurisdiction in which the Offer or the acceptance of any tender of options would not be in compliance with the laws of such jurisdiction. However, we may, at our discretion, take any actions necessary for us to make the Offer to employees in any such jurisdiction.

None of the members of the Board of Directors, the Chief Executive Officer, the Chief Financial Officer, the Chief Operating Officer or the Chief Technology Officer are eligible to participate in the Offer. Our other officers are eligible to participate on the same terms and conditions as all other employees. As of the date hereof, we have not been advised as to whether any such persons intend to participate in the Offer.

To participate in the Offer, an option holder’s options must be properly tendered and cannot be validly withdrawn before the Expiration Date (as defined below in Section 3 of this Offer to Exchange). We will not accept from any option holder a tender for a portion of the shares of common stock subject to any single option grant. Therefore, you must tender an option for all of the unexercised shares of common stock subject to the option grant to participate in the Offer. We will not accept from any option holder who has been granted options on or after May 18, 2002 a tender for any options if such tender does not include all options granted on or after that date.

If your options are properly tendered and accepted for exchange, then unless we terminate the Offer before it expires pursuant to its terms and conditions, you will be entitled to receive, subject to the terms and conditions of the Offer, on the first business day that is at least six months and one day following the date when we cancel the options, new options to purchase shares of our common stock as follows (subject to adjustments for any stock splits, stock dividends and similar events that occur before the grant date of the new options):

•	each outstanding option with an exercise price less than or equal to $24.00 per share may be exchanged for a new option to purchase the same number of shares as the option being exchanged;

•
each outstanding option with an exercise price greater than $24.00 per share but less than $30.00 per share may be exchanged for a new option to purchase two shares of common stock for every three shares subject to the option being exchanged; and

•
each outstanding option with an exercise price greater than or equal to $30.00 per share may be exchanged for a new option to purchase one share of common stock for every two shares subject to the option being exchanged.

Options to purchase fractional shares will not be granted. In the event the exchange rates described above would result in the granting of options to purchase fractional shares, the number of shares subject to such options will be rounded down to the nearest whole number.

If you tender your options and, for any reason, you terminate your employment with us and our subsidiaries before the expiration of the Offer, then you may withdraw your tendered options before such expiration. In accordance with the terms and conditions of those options, you will be able to exercise them for a specified period of time after your termination. If you do not withdraw your tender on a timely basis, or you withdraw your tender but do not exercise your options within that time, then you will forfeit those options.

IF, FOR ANY REASON, YOU ARE NOT AN EMPLOYEE OF NETIQ OR ONE OF OUR SUBSIDIARIES FROM THE DATE WHEN YOU TENDER YOUR OPTIONS THROUGH THE DATE WHEN WE GRANT THE NEW OPTIONS, THEN YOU WILL NOT RECEIVE ANY NEW OPTIONS OR ANY OTHER CONSIDERATION IN EXCHANGE FOR YOUR TENDERED OPTIONS. This means that if you die, become disabled, terminate with or without a good reason or we terminate your employment with or without cause before the date when we grant the new options, then you will not receive anything for the options that you tendered and we canceled. ADDITIONALLY, IF YOU OR THE COMPANY TERMINATES YOUR EMPLOYMENT WITHIN SIX MONTHS FOLLOWING THE NEW GRANT DATE, YOUR OPTIONS MAY BE FORFEITED. PARTICIPATION IN THE OFFER DOES NOT CONFER UPON YOU THE RIGHT TO REMAIN IN THE EMPLOYMENT OR OTHER SERVICE OF NETIQ OR ANY OF OUR SUBSIDIARIES.

If NetIQ or all or substantially all of its business or assets are acquired during the period between the date of our acceptance of the tendered options and the date when the new options are to be granted (the “waiting period”), then the acquiror is obligated to honor NetIQ’s contractual obligation to grant the new options. However, depending on the terms of such an acquisition the options granted could be for an equivalent number of shares of the acquiring company (as adjusted for any exchange ratio between NetIQ’s and the acquiring company’s stock) and the exercise price could accordingly be determined based on the fair market value of such stock. In addition, laws in foreign jurisdictions may restrict the terms or the nature of the grant of new options.

2.    Purpose of the Offer

We have granted options under the Option Plans to further the growth and development of NetIQ by providing, through ownership of our common stock, an incentive to employees, directors and consultants to increase their interest in NetIQ’s welfare, to encourage them to continue their services to NetIQ and its subsidiaries and to attract individuals of outstanding ability to enter the employment or service of NetIQ or its subsidiaries.

Despite current economic conditions, the market for the qualified personnel we require for our business remains intensely competitive. Many of our employees’ outstanding options, whether or not they are currently exercisable, have exercise prices that are significantly higher than the current market price of our common stock, which has substantially eroded the retention and incentive value of those options. We are making the Offer in order to provide our option holders who are currently providing services to us with the benefit of owning options that over time may have a greater potential to increase in value in an effort to enhance our ability to retain and incentivize our personnel. We believe that this will create better performance incentives for these option holders and thereby more strongly align the interests of our current employees with those of our stockholders in maximizing stockholder value.

Subject to the foregoing, and except as otherwise disclosed in the Offer or in our filings with the Securities and Exchange Commission (the “SEC”), we presently have no plans or proposals that relate to or would result in:

•	any extraordinary corporate transaction, such as a merger, reorganization or liquidation, involving us or any of our subsidiaries;

•	any purchase, sale or transfer of a material amount of our assets or the assets of any of our subsidiaries;

•	any material change in our present dividend rate or policy, or our indebtedness or capitalization;

•	any other material change in our corporate structure or business;

•	our common stock not being authorized for quotation in an automated quotation system operated by a national securities association;

•	our common stock becoming eligible for termination of registration pursuant to Section 12(g)(4) of the Securities Exchange Act of 1934, as amended (the “Securities Exchange Act”);

•	the suspension of our obligation to file reports pursuant to Section 15(d) of the Securities Exchange Act; or

•	the acquisition by any person of any material amount of our securities or the disposition of any material amount of our securities.

NEITHER WE NOR OUR BOARD OF DIRECTORS MAKES ANY RECOMMENDATION AS TO WHETHER OR NOT YOU SHOULD TENDER YOUR OPTIONS, NOR HAVE WE AUTHORIZED ANY PERSON TO MAKE ANY SUCH RECOMMENDATION. YOU ARE URGED TO EVALUATE CAREFULLY ALL OF THE INFORMATION IN THIS OFFER TO EXCHANGE AND THE RELATED LETTER OF TRANSMITTAL AND TO CONSULT YOUR OWN LEGAL, INVESTMENT AND/OR TAX ADVISORS. YOU MUST MAKE YOUR OWN DECISION WHETHER OR NOT TO TENDER YOUR OPTIONS FOR EXCHANGE.

3.    Procedures for Tendering Options

Proper Tender of Options.    To validly tender your options pursuant to the Offer, you must, in accordance with the terms of the Letter of Transmittal, properly complete, duly execute and deliver to us the Letter of Transmittal, or a facsimile thereof, along with any other required documents. We must receive all of the required documents by mail or facsimile at NetIQ Corporation, 3553 North First Street, San Jose, CA 95134, Attention: Stock Services, (facsimile: (408) 856-1804), before the Expiration Date.

The term “Expiration Date” means 5:00 P.M., Pacific Time, on December 18, 2002, unless and until we, in our sole discretion, have extended the period of time during which the Offer will remain open, in which event the term “Expiration Date” refers to the latest time and date when the Offer, as so extended, expires. See Section 15 of this Offer to Exchange for a description of our rights to extend, delay, terminate or amend the Offer.

THE METHOD OF DELIVERY OF ALL DOCUMENTS, INCLUDING YOUR LETTER OF TRANSMITTAL AND ANY OTHER REQUIRED DOCUMENTS, IS AT YOUR ELECTION AND RISK. IF YOU DELIVER BY MAIL, WE RECOMMEND THAT YOU USE REGISTERED MAIL WITH RETURN RECEIPT REQUESTED. IN ALL CASES, YOU SHOULD ALLOW SUFFICIENT TIME TO ENSURE TIMELY DELIVERY. IF YOU DELIVER BY FACSIMILE, IT IS RECOMMENDED THAT YOU OBTAIN A CONFIRMATION OF DELIVERY PRIOR TO THE EXPIRATION OF THE OFFER.

Determination of Validity; Rejection of Options; Waiver of Defects; No Obligation to Give Notice of Defects.    We will determine, in our sole discretion, all questions as to form of documents and the validity (including eligibility and time of receipt), form and acceptance of any tender of options. Our determination of these matters will be final and binding on all interested persons, including you. We reserve the right to reject any or all tenders of options that we determine are not in appropriate form or that we determine are unlawful to accept. Otherwise, we will accept properly and timely tendered options that are not validly withdrawn. We also reserve the right to waive any of the conditions of the Offer or any defect or irregularity in any tender with respect to any particular options or any particular option holder. No tender of options will be deemed to have been properly made until all defects or irregularities have been cured by the tendering option holder or waived by us. Neither we nor any other person is or will be obligated to give notice of any defects or irregularities in tenders, nor will anyone incur any liability for failure to give any such notice.

Our Acceptance Constitutes an Agreement.    Your tender of options pursuant to the procedures described above constitutes your acceptance of the terms and conditions of the Offer. Our acceptance of your options tendered by you for exchange pursuant to the Offer will constitute a binding agreement between NetIQ and you, upon the terms and subject to the conditions of the Offer.

Subject to NetIQ’s rights to extend, delay, terminate or amend the Offer, we currently expect that we will accept promptly following the Expiration Date all properly tendered options that have not been validly withdrawn.

4.    Withdrawal Rights

You may only withdraw your tendered options in accordance with the provisions of this Section 4.

You may withdraw your tendered options (i) at any time before the Expiration Date; or (ii) after the completion of the 40th business day after the commencement of the Offer if we have not accepted your tendered options by that date.

To validly withdraw tendered options, an option holder must deliver to us at the address set forth in Section 3 of this Offer to Exchange a Notice of Withdrawal of Tender (the “Notice of Withdrawal”), or a facsimile thereof, with the required information, while the option holder still has the right to withdraw the tendered options. The Notice of Withdrawal must specify the name of the option holder who tendered the options to be withdrawn, the number of shares subject to the tendered options to be withdrawn and the exercise price. Because we are not accepting a portion of shares subject to any single option grant, you must withdraw the option for the full number of shares of common stock subject to it. The Notice of Withdrawal must be executed by the option holder who tendered the options to be withdrawn exactly as such option holder’s name appears on the option award document(s) evidencing such options.

You may not rescind any withdrawal. Any options you withdraw will thereafter be deemed not properly tendered for purposes of the Offer, unless you properly re-tender those options before the Expiration Date by following the procedures described in Section 3 of this Offer to Exchange.

We will determine, in our sole discretion, all questions as to the validity (including time of receipt) and form of Notices of Withdrawal. Our determination of these matters will be final and binding on all interested persons, including you. Neither we nor any other person is obligated to give notice of any defects or irregularities in any Notice of Withdrawal, nor will anyone incur any liability for failure to give any such notice.

5.    Acceptance of Options for Exchange and Grant of New Options

Upon the terms and subject to the conditions of the Offer and promptly following the Expiration Date, we will accept for exchange and will cancel options properly tendered and not validly withdrawn before the Expiration Date. If your properly tendered options are accepted for exchange and canceled on December 19, 2002, which is the first business day following the scheduled Expiration Date, then you will be granted new options on June 20, 2003, which is the first business day that is at least six months and one day following the date when we cancel options accepted for exchange.

If we accept the options that you tender in the Offer, then you will not be granted any additional options during the six months and one day from the date when we cancel your tendered options to the date when we grant your new options. This is necessary to avoid incurring any compensation expense against NetIQ’s earnings because of accounting rules that could apply to interim option grants as a result of the Offer.

For purposes of the Offer, we will be deemed to have accepted for exchange options that are validly tendered and not properly withdrawn when we give oral or written notice to the option holders of our acceptance for exchange of such options, which may be by company-wide (including subsidiaries) mail or press release. Subject to our rights to extend, delay, terminate or amend the Offer, we currently expect that we will accept promptly following the Expiration Date all properly tendered options that are not validly withdrawn.

As soon as reasonably practicable after we accept tendered options, we will send each tendering option holder a notice indicating the number of shares subject to the options that have been accepted for exchange and which have been canceled, the corresponding number of shares that will be subject to the new options and the expected grant date of the new options.

6.    Conditions of the Offer

Notwithstanding any other provision of the Offer, we will not be required to accept any options tendered for exchange, and we may terminate or amend the offer, or postpone our acceptance and, cancellation of any options tendered for exchange, in each case subject to Rule 13e-4(f)(5) under the Securities Exchange Act, if at any time on or after the commencement date of the Offer and before the Expiration Date:

•	any of the following events has occurred, or has been determined by us in our reasonable judgment to have occurred, and

•
in our reasonable judgment in any such case and regardless of the circumstances giving rise thereto, the occurrence of such event(s) makes it inadvisable for us to proceed with the Offer or with such acceptance and cancellation of options tendered for exchange:

(a)    there shall have been any action or proceeding threatened, pending or taken or approval withheld, or any statute, rule, regulation, judgment, order or injunction as threatened, proposed, sought, promulgated, enacted, entered, amended, enforced or deemed to be applicable to the Offer or NetIQ or any of our subsidiaries, by any court or any agency, authority or tribunal that, in our reasonable judgment, would or might directly or indirectly:

(1)    make the acceptance for exchange of, or grant of new options for, some or all of the tendered options illegal or otherwise restrict or prohibit consummation of the Offer or otherwise relates in any manner to the Offer;

(2)    delay or restrict our ability, or render us unable, to accept for exchange or grant new options for some or all of the tendered options;

(3)    materially impair the contemplated benefits of the Offer to us; or

(4)    materially and adversely affect the business, condition (financial or other), income, operations or prospects of NetIQ or any of our subsidiaries, or otherwise materially impair in any way the contemplated future conduct of our business or the business of any of our subsidiaries;

(b)    there shall have occurred any change, development, clarification or position taken in generally accepted accounting principles which could or would require us to record compensation expense against our earnings in connection with the Offer for financial reporting purposes;

(c)    there is:

(1)    any general suspension of trading in, or limitation on prices for, securities on any national securities exchange or in the over-the-counter market;

(2)    the declaration of a banking moratorium or any suspension of payments in respect of banks in the United States, whether or not mandatory;

(3)    the decline of the Dow Jones Industrial Average, the Nasdaq National Market or the Standard and Poor’s Index of 500 Companies by an amount in excess of 10% measured during any time period after the close of business on November 18, 2002; or

(d)    a tender or exchange offer with respect to some or all of our common stock, or a merger or acquisition proposal for us, shall have been proposed, announced or made by another person or entity or shall have been publicly disclosed; or

(e)    any change or changes shall have occurred in the business, condition (financial or other), assets, income, operations, prospects or stock ownership of NetIQ or any of our subsidiaries that, in our reasonable judgment, is or would be materially adverse to NetIQ or any of our subsidiaries or materially impairs or may materially impair the contemplated benefits of the Offer to us.

The conditions to the Offer are for NetIQ’s benefit. Before the Expiration Date, we may assert them in our sole discretion, regardless of the circumstances giving rise to them. We may waive them, in whole or in part, at any time and from time to time before the Expiration Date, in our sole discretion, whether or not we waive any other condition to the Offer. Our failure or omission at any time to exercise any of these rights will not be deemed a waiver of any such rights. The waiver of any of these rights with respect to particular facts and circumstances will not be deemed a waiver with respect to any other facts and circumstances. Any determination we make concerning the events described in this Section 6 will be final and binding upon all interested persons, including you.

7.    Price Range of Common Stock Underlying the Options

Our common stock is traded on the Nasdaq National Market under the symbol “NTIQ”. The following table shows the high and low closing sale prices per share of our common stock for the periods indicated.

	High	Low
FISCAL YEAR 2001 (ended June 30, 2001)
First Quarter	$67.938	$42.000
Second Quarter	109.375	46.375
Third Quarter	81.125	18.625
Fourth Quarter	36.010	14.750

FISCAL YEAR 2002 (ended June 30, 2002)
First Quarter	$39.75	$20.10
Second Quarter	39.75	23.32
Third Quarter	37.23	20.27
Fourth Quarter	24.52	19.15

FISCAL YEAR 2003 (through November 14, 2002)
First Quarter	$21.72	$10.35

As of November 14, 2002, the last reported closing sale price of our common stock, as reported by the Nasdaq National Market, was $14.30 per share, and there were 51,100,818 shares outstanding.

WE RECOMMEND THAT YOU OBTAIN CURRENT MARKET QUOTATIONS FOR OUR COMMON STOCK BEFORE DECIDING WHETHER OR NOT TO TENDER YOUR OPTIONS.

8.    Source and Amount of Consideration; Terms of New Options

Consideration.    We will grant new options to purchase common stock under the Option Plans in exchange for outstanding options validly tendered and accepted for exchange. We will grant the new options on the first day that is six months and one day following the date when we cancel the options accepted for exchange, provided that if such day is not a business day, we will grant the new options on the next business day. The number of shares of common stock subject to new options to be granted to each option holder will be determined as follows (subject to adjustments for any stock splits, stock dividends and similar events that occur before the grant date of the new options):

•	each outstanding option with an exercise price less than or equal to $24.00 per share may be exchanged for a new option to purchase the same number of shares as the option being exchanged;

•
each outstanding option with an exercise price greater than $24.00 per share but less than $30.00 per share may be exchanged for a new option to purchase two shares of common stock for every three shares subject to the option being exchanged; and

•
each outstanding option with an exercise price greater than or equal to $30.00 per share may be exchanged for a new option to purchase one share of common stock for every two shares subject to the option being exchanged.

In addition, any employee that decides to exchange any option hereunder will be required to also exchange all options granted to such employee on or after May 18, 2002. Options to purchase fractional shares will not be granted. In the event the exchange rates described above would result in the granting of options to purchase fractional shares, the number of shares subject to such options will be rounded down to the nearest whole number.

If you are governed by the laws of a jurisdiction other than the United States, you may not be eligible to participate in the exchange program if the laws of such jurisdiction preclude such participation.

If we receive and accept tenders of all outstanding options then we will grant new options to purchase a total of approximately 7,441,574 shares of our common stock for those options, and the common stock issuable upon exercise of these new options will equal approximately 14.56% of the total shares of our common stock outstanding as of November 12, 2002.

Terms of New Options.    With the exception of UK employees tendering options or as otherwise determined by the Board of Directors, any new option will be granted under the same Option Plan covering the Option as that which it is replacing, and subject to the terms and conditions of such Option Plan and a new option grant agreement that you will sign and return to us. The new options will differ from your existing options with respect to the exercise price, the term, for U.S. employees the tax qualified status and as otherwise specified in the Offer. All new options for U.S. employees will be U.S. non-qualified stock options and the term of the new options will be five years commencing on the original grant date of the tendered options. In addition, employees will not be entitled to exercise any new options until six months after the grant date of the new options, and any employee whose employment with NetIQ or its subsidiaries is terminated for any reason (other than as part of an announced reduction in force by the Company and in some cases in connection with a change of control) within six months of the grant date of the new options will forfeit all new options granted in the exchange. Employees terminated in connection with an announced reduction in force within six months after the new options are granted will be entitled to exercise the new options to the extent vested at the date of their termination of employment in accordance with the terms of their option agreements. Employees terminated in connection with a change of control within six months of the new grant date will have their options become fully vested and exercisable if such options are granted under either the 1995 Plan or the 2002 Plan. Examples of the vested status of the new options are given in the section titled “Summary Term Sheet” elsewhere in this Offer to Exchange. In all other respects, we expect that to the extent legally permissible the terms and conditions of the new options will be substantially the same as the terms and conditions of the options tendered for exchange.

Employees in the UK should consult the Section captioned “Important Legal and Tax Information for Non-U.S. Employees” for information relating to the plan under which their new options will be granted.

As soon as reasonably practical after the new options are granted, we will deliver a new option grant agreement to each tendering option holder whose tendered options were accepted for exchange and canceled. Each such option holder will need to sign and return that option grant agreement to us.

The following description summarizes the material terms and conditions of the Option Plans and the options granted under them:

NetIQ Corporation 1995 Stock Plan, as Restated December 21, 2001 (the “1995 Plan”)

General.    The 1995 Plan was established to attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentives to our employees, directors and consultants and to promote the success of the Company’s business. The number of shares of common stock subject to outstanding options under the 1995 Plan is 9,084,140 and the number of shares of common stock that may be granted under the 1995 Plan is currently 2,673,460, less the aggregate number of shares which are issued or become outstanding under the 1995 Plan. This number increases by the lesser of (i) 2,600,000 shares, (ii) 5% of the outstanding shares, or (iii) an amount determined by the Board of Directors on the first day of each fiscal year of the Company. The number of shares available under the 1995 Plan is also subject to adjustment in the event of certain changes in the capitalization of the company. Such adjustments may be made by the board of directors. Shares available under the 1995 Plan may be drawn from authorized but unissued or from reacquired shares of common stock.

Administration.    The 1995 Plan is administered by the Board of Directors or one or more committees of the Board of Directors (the “Administrator”). The Administrator has, among other powers, the power to construe and interpret the terms of the 1995 Plan and awards granted pursuant to the 1995 Plan, to prescribe, amend and rescind rules and regulations relating to the 1995 Plan and to make all other determinations deemed necessary or advisable for administering the 1995 Plan. Decisions, determinations and interpretations of the Administrator are final and binding on all option holders.

Term.    The new options to be granted pursuant to the Offer will have a term of five years commencing on the original grant date of the tendered options.

Exercise Price.    The exercise price per share of any options granted under the 1995 Plan is determined in accordance with the Plan.

For all employees, except employees in Italy, who tender options, the exercise price of the new options will be based on the higher of the fair market value of NetIQ common stock at the time of cancellation of the tendered option or the fair market value of NetIQ common stock on the date the new option is granted. In accordance with the terms of the Option Plans, the fair market value of NetIQ common stock will be determined as equal to the highest of:

(i)	the closing sale price per share on the trading day immediately before the date the price is set;

(ii)	the average of the high and low per share sale price on the date the price is set; or

(iii)	the closing sale price per share on the date the price is set for NetIQ stock as reported by the Nasdaq National Market. BECAUSE WE WILL NOT GRANT NEW OPTIONS TO A TENDERING OPTION HOLDER UNTIL THE FIRST BUSINESS DAY THAT IS ON OR AFTER SIX MONTHS AND ONE DAY FOLLOWING THE DATE WHEN WE CANCEL THE OPTIONS ACCEPTED FOR EXCHANGE IT IS POSSIBLE THAT THE NEW OPTIONS MAY HAVE A HIGHER EXERCISE PRICE THAN SOME OR ALL OF YOUR CURRENT OPTIONS.

Employees working in Italy should see the information contained under the caption “Important Legal and Tax Information for Non-U.S. Employees” for pricing information related to the new options.

Vesting.    The Administrator determines the period within which each option may be exercised and any conditions which must be satisfied before the option may be exercised. Except as described below, the new options will have the same vesting schedules as the old options. This means that, subject to the next sentence, the new options will be vested on the date of grant to the same extent that:

•	the options validly tendered for exchange and accepted were already vested in accordance with their original terms, and

•	such options would have been vested in accordance with their original terms during the period between their tender and the date when the new options are granted.

HOWEVER, EMPLOYEES WILL NOT BE ENTITLED TO EXERCISE ANY NEW OPTIONS UNTIL SIX MONTHS AFTER THE GRANT DATE OF THE NEW OPTIONS, AND ANY EMPLOYEE WHOSE EMPLOYMENT WITH NETIQ OR ITS SUBSIDIARIES IS TERMINATED FOR ANY REASON (OTHER THAN AS PART OF AN ANNOUNCED REDUCTION IN FORCE BY THE COMPANY AND IN CONNECTION WITH A CHANGE OF CONTROL) WITHIN SIX MONTHS OF THE GRANT DATE OF THE NEW OPTIONS WILL FORFEIT ALL NEW OPTIONS GRANTED IN THE EXCHANGE. Employees terminated in connection with an announced reduction in force within six months after the new options are granted will be entitled to exercise the new options to the extent vested at the date of their termination in accordance with the terms of their option agreements. Employees terminated in connection with a change of control within six months of the new grant date will have their options become fully vested and exercisable. Examples of the vested status of the new options are given in the section titled “Summary Term Sheet” elsewhere in this Offer to Exchange.

Method of Exercising Options.    Once exercisable, you will be able to exercise your new options, in whole or in part, by providing notice of exercise in accordance with the option agreement and paying the exercise price for each share of our common stock to be purchased under the option. Payment of the exercise price may be made as determined by the Administrator, and subject to restrictions in some foreign jurisdictions as noted in the Section captioned “Important Legal and Tax Information for Non-U.S. Employees”, as follows:

•	in cash or by check or promissory note;

•
other shares of our common stock which (a) in case of shares acquired upon exercise of an option, have been owned by you for more than six months on the date of surrender, and (b) have a fair market value on the date of surrender equal to the aggregate exercise price of the shares as to which the option is exercised;

•	consideration received by us under a cashless exercise program implemented by us in connection with the 1995 Plan;

•	a reduction in the amount of any NetIQ liability to you, including any liability attributable to your participation in any NetIQ-sponsored deferred compensation program or arrangement;

•	any combination of the foregoing methods of payment; or

•	such other consideration and method of payment for the issuance of shares to the extent permitted by applicable laws.

Prohibition Against Transfer.    Options granted under the 1995 Plan may not be sold, pledged, assigned, hypotheticated, transferred or disposed of other than by will or by the laws of descent or distribution unless otherwise determined by the Administrator. During your lifetime, only you may exercise options granted to you.

Termination of Employment or Other Service.

IF FOR ANY REASON YOU ARE NOT AN EMPLOYEE OF NETIQ OR ONE OF OUR SUBSIDIARIES FROM THE DATE WHEN YOU TENDER YOUR OPTIONS THROUGH THE DATE WHEN WE GRANT THE NEW OPTIONS, YOU WILL NOT RECEIVE ANY NEW OPTIONS OR ANY OTHER CONSIDERATION IN EXCHANGE FOR YOUR TENDERED OPTIONS.

This means that if you die, become disabled, terminate with or without good reason or we terminate your employment with or without cause before the date when we grant the new options, then you will not receive anything for the options that you tendered and we canceled.

IF YOUR EMPLOYMENT IS TERMINATED WITHIN THE FIRST SIX MONTHS AFTER THE GRANT DATE (OTHER THAN IN CONNECTION WITH AN ANNOUNCED REDUCTION IN FORCE OR A CHANGE OF CONTROL) YOU WILL FORFEIT YOUR OPTION.

If your employment or other service with NetIQ and its subsidiaries is otherwise terminated after the grant of new options, then except as described above and unless otherwise provided:

•
if termination of employment or service is because of disability or death, then options or portions of options that are exercisable will be exercisable for a twelve-month period following such event, provided that no such option will be exercisable following the expiration of its term;

•
if termination of employment or service is involuntary and within twelve months of the occurrence of a change in control transaction, and such termination is not for cause, then your options will immediately vest and be exercisable; and

•
if termination of employment or service is without cause and not for any of the reasons set forth above, then each option that is exercisable shall be exercisable for a three-month period following such termination unless otherwise provided for in the option agreement.

Effect of Change in Control.    While we are not currently negotiating any transactions which could reasonably be expected to lead to an acquisition of NetIQ, our Board of Directors has a duty to consider alternatives for maximizing stockholder value. We cannot ignore the possibility that a transaction could be proposed that our stockholders or our Board of Directors believes is in the best interest of NetIQ and our stockholders. We have the right to take any actions we deem necessary or appropriate to complete a transaction that our Board of Directors believes is in our best interest and our stockholders’ best interest. This could include terminating the Offer.

If NetIQ or all or substantially all of its business or assets are acquired during the waiting period, then the acquiror is obligated to honor our contractual obligation to grant the new options. However, depending on the terms of such an acquisition, the options granted could be for an equivalent number of shares of stock of the acquiring company (as adjusted for any exchange ratio between NetIQ’s and the acquiring company’s stock) and the exercise price could accordingly be determined based on the fair market value of such stock. In addition, laws in foreign jurisdictions may restrict the terms or the nature of the acquiring company’s grant of new options.

If a change in control transaction occurs after the grant of new options and if your employment or service is involuntarily terminated within twelve months after the occurrence of the transaction because of the change in control and not for cause, then your options will immediately vest and become fully exercisable.

Amendment.    Our Board of Directors may amend, alter, suspend or terminate the 1995 Plan at any time, but it will seek stockholder approval of any amendment to the extent necessary and desirable to comply with applicable laws. No amendment, alteration, suspension or termination may impair your rights without your consent.

NetIQ Corporation 2002 Stock Plan (the “2002 Plan”)

General.    The 2002 Plan was established to increase our ability to attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentives to our employees, and consultants and to promote the success of the Company’s business. The number of shares of common stock subject to outstanding options under the 2002 Plan is 959,452, and the number of shares of common stock that may be granted under the 2002 Plan is currently 540,548, less the aggregate number of shares which are issued or become outstanding under the 2002 Plan. The number of shares available under the 2002 Plan is also subject to adjustment in the event of certain changes in the capitalization of the company. Such adjustments may be made by the board of directors. Shares available under the 2002 Plan may be drawn from authorized but unissued or from reacquired shares of common stock.

Administration.    The 2002 Plan is administered by the Board of Directors or one or more committees of the Board of Directors (the “Administrator”). The Administrator has, among other powers, the power to construe and interpret the terms of the 2002 Plan and awards granted pursuant to the 2002 Plan, to prescribe, amend and rescind rules and regulations relating to the 2002 Plan, to determine the fair market value of the NetIQ common stock in certain situations and to make all other determinations deemed necessary or advisable for administering the 2002 Plan. Decisions, determinations and interpretations of the Administrator are final and binding on all option holders.

Term.     The new options to be granted pursuant to the Offer will have a term of five years commencing on the original grant date of the tendered options.

Exercise Price.    The exercise price per share of any options granted under the 2002 Plan is determined in accordance with the Plan.

For all employees, except employees in Italy, who tender options, the exercise price of the new options will be based on the higher of the fair market value of NetIQ common stock at the time of cancellation of the tendered option or the fair market value of NetIQ common stock on the date the new option is granted. In accordance with the terms of the Option Plans, the fair market value of NetIQ common stock will be determined as equal to the highest of:

(i)	the closing sale price per share on the trading day immediately before the date the price is set;

(ii)	the average of the high and low per share sale price on the date the price is set; or

(iii)	the closing sale price per share on the date the price is set for NetIQ stock as reported by the Nasdaq National Market. BECAUSE WE WILL NOT GRANT NEW OPTIONS TO A TENDERING OPTION HOLDER UNTIL THE FIRST BUSINESS DAY THAT IS ON OR AFTER SIX MONTHS AND ONE DAY FOLLOWING THE DATE WHEN WE CANCEL THE OPTIONS ACCEPTED FOR EXCHANGE IT IS POSSIBLE THAT THE NEW OPTIONS MAY HAVE A HIGHER EXERCISE PRICE THAN SOME OR ALL OF YOUR CURRENT OPTIONS.

Employees working in Italy should see the information contained under the caption “Important Legal and Tax Information for Non-U.S. Employees” for pricing information related to the new options.

Vesting.    The Administrator determines the period within which each option may be exercised and any conditions which must be satisfied before the option may be exercised. Except as described below, the new options will have the same vesting schedules as the old options. This means that, subject to the next sentence, new options will be vested on the date of grant to the same extent that:

•	the options validly tendered for exchange and accepted were already vested in accordance with their original terms, and

•	such options would have been vested in accordance with their original terms during the period between their tender and the date when the new options are granted.

HOWEVER, EMPLOYEES WILL NOT BE ENTITLED TO EXERCISE ANY NEW OPTIONS UNTIL SIX MONTHS AFTER THE GRANT DATE OF THE NEW OPTIONS, AND ANY EMPLOYEE WHOSE EMPLOYMENT WITH NETIQ OR ITS SUBSIDIARIES IS TERMINATED FOR ANY REASON (OTHER THAN AS PART OF AN ANNOUNCED REDUCTION IN FORCE BY THE COMPANY AND IN CONNECTION WITH A CHANGE OF CONTROL) WITHIN SIX MONTHS OF THE GRANT DATE OF THE NEW OPTIONS WILL FORFEIT ALL NEW OPTIONS GRANTED IN THE EXCHANGE. Employees terminated in connection with an announced reduction in force within six months after the new options are granted will be entitled to exercise the new options to the extent vested at the date of their termination of employment in accordance with the terms of their option agreements. Employees terminated in connection with a change of control within six months of the new grant date will have their options become fully vested and exercisable. Examples of the vested status of the new options are given in the section titled “Summary Term Sheet” elsewhere in this Offer to Exchange.

Method of Exercising Options.    Once exercisable, you will be able to exercise your new options, in whole or in part, by providing notice of exercise in accordance with the option agreement and paying the exercise price for each share of our common stock to be purchased under the option. Payment of the exercise price may be made as determined by the Administrator, and subject to restrictions in some foreign jurisdictions as noted in the section captioned “Important Legal and Tax Information for Non-U.S. Employees”, as follows:

•	in cash or by check or promissory note;

•
other shares of our common stock which (a) in case of shares acquired upon exercise of an option, have been owned by you for more than six months on the date of surrender, and (b) have a fair market value on the date of surrender equal to the aggregate exercise price of the shares as to which the option is exercised;

•	consideration received by us under a cashless exercise program implemented by us in connection with the 2002 Plan;

•	a reduction in the amount of any NetIQ liability to you, including any liability attributable to your participation in any NetIQ-sponsored deferred compensation program or arrangement;

•	any combination of the foregoing methods of payment; or

•	such other consideration and method of payment for the issuance of shares to the extent permitted by applicable laws.

Prohibition Against Transfer.    Options granted under the 2002 Plan may not be sold, pledged, assigned, hypotheticated, transferred or disposed of other than by will or by the laws of descent or distribution unless otherwise determined by the Administrator. During your lifetime, only you may exercise options granted to you.

Termination of Employment or Other Service.

IF FOR ANY REASON YOU ARE NOT AN EMPLOYEE OF NETIQ OR ONE OF OUR SUBSIDIARIES FROM THE DATE WHEN YOU TENDER YOUR OPTIONS THROUGH THE DATE WHEN WE GRANT THE NEW OPTIONS, YOU WILL NOT RECEIVE ANY NEW OPTIONS OR ANY OTHER CONSIDERATION IN EXCHANGE FOR YOUR TENDERED OPTIONS.

This means that if you die, become disabled, terminate with or without good reason or we terminate your employment with or without cause before the date when we grant the new options, then you will not receive anything for the options that you tendered and we canceled.

IF YOUR EMPLOYMENT IS TERMINATED WITHIN THE FIRST SIX MONTHS AFTER THE GRANT DATE (OTHER THAN IN CONNECTION WITH AN ANNOUNCED REDUCTION IN FORCE OR A CHANGE OF CONTROL), YOU WILL FORFEIT THE OPTION.

If your employment or other service with NetIQ and its subsidiaries is otherwise terminated after the grant of new options, then except as described above and unless otherwise provided:

•
if termination of employment or service is because of disability or death, then options or portions of options that are exercisable will be exercisable for a twelve-month period following such event, provided that no such option will be exercisable following the expiration of its term;

•
if termination of employment or service is involuntary and within twelve months of the occurrence of a change in control transaction, and such termination is not for cause, then your options will immediately vest and be exercisable; and

•
if termination of employment or service is without cause and not for any of the reasons set forth above, then each option that is exercisable shall be exercisable for a three-month period following such termination unless otherwise provided for in the option agreement.

Effect of Change in Control.    While we are not currently negotiating any transactions which could reasonably be expected to lead to an acquisition of NetIQ, our Board of Directors has a duty to consider alternatives for maximizing stockholder value. We cannot ignore the possibility that a transaction could be proposed that our stockholders or our Board of Directors believes is in the best interest of NetIQ and our stockholders. We have the right to take any actions we deem necessary or appropriate to complete a transaction that our Board of Directors believes is in our best interest and our stockholders’ best interest. This could include terminating the Offer.

If NetIQ or all or substantially all of its business or assets are acquired during the waiting period, then the acquiror is obligated to honor our contractual obligation to grant the new options. However, depending on the terms of such an acquisition, the options granted could be for an equivalent number of shares of stock of the acquiring company (as adjusted for any exchange ratio between NetIQ’s and the acquiring company’s stock) and the exercise price could accordingly be determined based on the fair market value of such stock. In addition, laws in foreign jurisdictions may restrict the terms or the nature of the grant of the new options.

If a change in control transaction occurs after the grant of new options and if your employment or service is involuntarily terminated within twelve months after the occurrence of the transaction because of the change in control and not for cause, then your options will immediately vest and become fully exercisable.

Amendment. Our Board of Directors may amend, alter, suspend or terminate the 2002 Plan at any time, but it will seek stockholder approval of any amendment to the extent necessary and desirable to comply with applicable laws. No amendment, alteration, suspension or termination may impair your rights without your consent.

Mission Critical Software, Inc. 1997 Stock Plan (as amended May 21, 1999) (the “Mission Critical Plan”)

As a result of our acquisition of Mission Critical Software, Inc. (“Mission Critical”) in 2000, we assumed the outstanding options granted by Mission Critical under the Mission Critical Plan.

General.    The number of shares of common stock subject to outstanding options under the Mission Critical Plan is currently 1,505,088 (taking into account the exchange ratio at the time of the acquisition). The number of shares underlying outstanding options under the Mission Critical Plan is subject to adjustment in the event of certain changes in the capitalization of NetIQ. Such adjustments may be made by the board of directors.

Administration.    The Mission Critical Plan is administered by the Board of Directors or one or more committees of the Board of Directors (the “Administrator”). The Administrator has, among other powers, the power to construe and interpret the terms of the Mission Critical Plan and awards granted pursuant to the Mission Critical Plan, to prescribe, amend and rescind rules and regulations relating to the Mission Critical Plan and to make all other determinations deemed necessary or advisable for administering the Mission Critical Plan. Decisions, determinations and interpretations of the Administrator are final and binding on all option holders.

Term.    The new options to be granted pursuant to the Offer will have a term of five years commencing on the original grant date of the tendered options.

Exercise Price.    The exercise price per share of any options granted under the Mission Critical Plan is determined in accordance with the Plan.

For all employees, except employees in Italy, who tender options, the exercise price of the new options will be based on the higher of the fair market value of NetIQ common stock at the time of cancellation of the tendered option or the fair market value of NetIQ common stock on the date the new option is granted. In accordance with the terms of the Option Plans, the fair market value of NetIQ common stock will be determined as equal to the highest of:

(i)	the closing sale price per share on the trading day immediately before the date the price is set;

(ii)	the average of the high and low per share sale price on the date the price is set; or

(iii)	the closing sale price per share on the date the price is set for NetIQ stock as reported by the Nasdaq National Market. BECAUSE WE WILL NOT GRANT NEW OPTIONS TO A TENDERING OPTION HOLDER UNTIL THE FIRST BUSINESS DAY THAT IS ON OR AFTER SIX MONTHS AND ONE DAY FOLLOWING THE DATE WHEN WE CANCEL THE OPTIONS ACCEPTED FOR EXCHANGE IT IS POSSIBLE THAT THE NEW OPTIONS MAY HAVE A HIGHER EXERCISE PRICE THAN SOME OR ALL OF YOUR CURRENT OPTIONS.

Employees working in Italy should see the information contained under the caption “Important Legal and Tax Information for Non-U.S. Employees” for pricing information related to the new options.

Vesting.    The Administrator determines the period within which each option may be exercised and any conditions which must be satisfied before the option may be exercised. Except as described below, the new options will have the same vesting schedules as the old options. This means that, subject to the next sentence, the new options will be vested on the date of grant to the same extent that:

•	the options validly tendered for exchange and accepted were already vested in accordance with their original terms, and

•	such options would have been vested in accordance with their original terms during the period between their tender and the date when the new options are granted.

HOWEVER, EMPLOYEES WILL NOT BE ENTITLED TO EXERCISE ANY NEW OPTIONS UNTIL SIX MONTHS AFTER THE GRANT DATE OF THE NEW OPTIONS, AND ANY EMPLOYEE WHOSE EMPLOYMENT WITH NETIQ OR ITS SUBSIDIARIES IS TERMINATED FOR ANY REASON (OTHER THAN AS PART OF AN ANNOUNCED REDUCTION IN FORCE BY THE COMPANY) WITHIN SIX MONTHS OF THE GRANT DATE OF THE NEW OPTIONS WILL FORFEIT ALL NEW OPTIONS GRANTED IN THE EXCHANGE. Employees terminated in connection with an announced reduction in force within six months after the new options are granted will be entitled to exercise the new options to the extent vested at the date of their termination of employment in accordance with the terms of their option agreements. Examples of the vested status of the new options are given in the section titled “Summary Term Sheet” elsewhere in this Offer to Exchange.

Method of Exercising Options.    Once exercisable, you will be able to exercise your new options, in whole or in part, by providing notice of exercise in accordance with the option agreement and paying the exercise price for each share of our common stock to be purchased under the option. Payment of the exercise price may be made as determined by the Administrator, and subject to restrictions in some foreign jurisdictions as noted in the section captioned “Important Legal and Tax Information for Non-U.S. Employees”, as follows:

•	in cash or by check or promissory note;

•
other shares of our common stock which (a) in case of shares acquired upon exercise of an option, have been owned by you for more than six months on the date of surrender, and (b) have a fair market value on the date of surrender equal to the aggregate exercise price of the shares as to which the option is exercised;

•	consideration received by us under a cashless exercise program implemented by us in connection with the Mission Critical Plan;

•	delivery of an exercise notice with the documentation required to effect an exercise of the option and delivery of the sale or loan proceeds to pay the exercise price;

•	any combination of the foregoing methods of payment; or

•	such other consideration and method of payment for the issuance of shares to the extent permitted by applicable laws.

Prohibition Against Transfer.    Options granted under the Mission Critical Plan may not be sold, pledged, assigned, hypotheticated, transferred or disposed of other than by will or by the laws of descent or distribution unless otherwise determined by the Administrator. During your lifetime, only you may exercise options granted to you.

Termination of Employment or Other Service.

IF FOR ANY REASON, YOU ARE NOT AN EMPLOYEE OF NETIQ OR ONE OF OUR SUBSIDIARIES FROM THE DATE WHEN YOU TENDER YOUR OPTIONS THROUGH THE DATE WHEN WE GRANT THE NEW OPTIONS, YOU WILL NOT RECEIVE ANY NEW OPTIONS OR ANY OTHER CONSIDERATION IN EXCHANGE FOR YOUR TENDERED OPTIONS.

This means that if you die, become disabled, terminate with or without good reason or we terminate your employment with or without cause before the date when we grant the new options, then you will not receive anything for the options that you tendered and we canceled.

IF YOUR EMPLOYMENT IS TERMINATED WITHIN THE FIRST SIX MONTHS AFTER THE GRANT DATE (OTHER THAN IN CONNECTION WITH AN ANNOUNCED REDUCTION IN FORCE) YOU WILL FORFEIT YOUR OPTION.

If your employment or other service with NetIQ and its subsidiaries is otherwise terminated after the grant of new options, then except as otherwise described above and unless otherwise provided:

•
if termination of employment or service is because of disability or death, then options or portions of options that are exercisable will be exercisable for a twelve-month period following such event, provided that no such option will be exercisable following the expiration of its term; and;

•
if termination of employment or service is without cause and not for any of the reasons set forth above, then each option that is exercisable shall be exercisable for a three-month period following such termination unless otherwise provided for in the option agreement.

Effect of Change in Control.    While we are not currently negotiating any transactions which could reasonably be expected to lead to an acquisition of NetIQ, our Board of Directors has a duty to consider alternatives for maximizing stockholder value and we cannot ignore the possibility that a transaction could be proposed that our stockholders or our Board of Directors believes is in the best interest of NetIQ and our stockholders. We have the right to take any actions we deem necessary or appropriate to complete a transaction that our Board of Directors believes is in our best interest and our stockholders’ best interest. This could include terminating the Offer.

If NetIQ or all or substantially all of its business or assets are acquired during the waiting period, then the acquiror is obligated to honor our contractual obligation to grant the new options. However, depending on the terms of such an acquisition the options granted could be for an equivalent number of shares of stock of the acquiring company (as adjusted for any exchange ratio between NetIQ’s and the acquiring company’s stock) and the exercise price could accordingly be determined based on the fair market value of such stock on the date of the grant. In addition, laws in foreign jurisdictions may restrict the terms or the nature of the grant of new options.

Amendment.    Our Board of Directors may amend, alter, suspend or terminate the Mission Critical Plan at any time, but it will seek stockholder approval of any amendment to the extent necessary and desirable to comply with applicable laws. No amendment, alteration, suspension or termination may impair your rights without your consent.

WebTrends Corporation 1997 Stock Incentive Compensation Plan (the “WebTrends 1997 Plan”)

As a result of our acquisition of WebTrends Corporation (“WebTrends”) in 2001, we assumed the outstanding options granted by WebTrends under the WebTrends 1997 Plan.

General.    The number of shares of common stock subject to outstanding options under the WebTrends 1997 Plan is currently 124,332 (taking into account the exchange ratio at the time of the acquisition). The number of shares available under the WebTrends 1997 Plan is subject to adjustment in the event of a corporate event that affects common stock of NetIQ. Such adjustments may be made by the Plan Administrator (as defined below).

Administration.    The WebTrends 1997 Plan is administered by the Board of Directors or one or more committees of the Board of Directors (the “Plan Administrator”). The Plan Administrator has, among other powers, the power to interpret the WebTrends 1997 Plan, to adopt and change rules and regulations for administering the WebTrends 1997 Plan and to perform other acts relating to the WebTrends 1997 Plan, including the delegation of administrative duties. Decisions of the Plan Administrator are final and binding on all parties.

Term.    The new options to be granted pursuant to the Offer will have a term of five years commencing on the original grant date of the tendered options.

Exercise Price.    The exercise price per share of any options granted under the WebTrends 1997 Plan is determined in accordance with the Plan.

For all employees, except employees in Italy, who tender options, the exercise price of the new options will be based on the higher of the fair market value of NetIQ common stock at the time of cancellation of the tendered option or the fair market value of NetIQ common stock on the date the new option is granted. In accordance with the terms of the Option Plans, the fair market value of NetIQ common stock will be determined as equal to the highest of:

(i)	the closing sale price per share on the trading day immediately before the date the price is set;

(ii)	the average of the high and low per share sale price on the date the price is set; or

(iii)	the closing sale price per share on the date the price is set for NetIQ stock as reported by the Nasdaq National Market. BECAUSE WE WILL NOT GRANT NEW OPTIONS TO A TENDERING OPTION HOLDER UNTIL THE FIRST BUSINESS DAY THAT IS ON OR AFTER SIX MONTHS AND ONE DAY FOLLOWING THE DATE WHEN WE CANCEL THE OPTIONS ACCEPTED FOR EXCHANGE IT IS POSSIBLE THAT THE NEW OPTIONS MAY HAVE A HIGHER EXERCISE PRICE THAN SOME OR ALL OF YOUR CURRENT OPTIONS.

Employees working in Italy should see the information contained under the caption “Important Legal and Tax Information for Non-U.S. Employees” for pricing information related to the new options.

Vesting.    Except as described below, the new options will have the same vesting schedules as the old options. This means that, subject to the next sentence, the new options will be vested on the date of grant to the same extent that:

•	the options validly tendered for exchange and accepted were already vested in accordance with their original terms, and

•	such options would have been vested in accordance with their original terms during the period between their tender and the date when the new options are granted.

HOWEVER, EMPLOYEES WILL NOT BE ENTITLED TO EXERCISE ANY NEW OPTIONS UNTIL SIX MONTHS AFTER THE GRANT DATE OF THE NEW OPTIONS, AND ANY EMPLOYEE WHOSE EMPLOYMENT WITH NETIQ OR ITS SUBSIDIARIES IS TERMINATED FOR ANY REASON (OTHER THAN AS PART OF AN ANNOUNCED REDUCTION IN FORCE BY THE COMPANY) WITHIN SIX MONTHS OF THE GRANT DATE OF THE NEW OPTIONS WILL FORFEIT ALL NEW OPTIONS GRANTED IN THE EXCHANGE. Employees terminated in connection with an announced reduction in force within six months after the new options are granted will be entitled to exercise the new options to the extent vested at the date of their termination of employment in accordance with the terms of their option agreements. Examples of the vested status of the new options are given in the section titled “Summary Term Sheet” elsewhere in this Offer to Exchange.

Method of Exercising Options.    Once exercisable, you will be able to exercise your new options, in whole or in part, by providing notice of exercise in accordance with the method prescribed by the Plan Administrator and paying the exercise price for each share of our common stock to be purchased under the option. Payment of the exercise price may be made as determined by the Plan Administrator, and subject to restrictions in some foreign jurisdictions as noted in the section captioned “Important Legal and Tax Information for Non-U.S. Employees”; as follows:

•	in cash, by check or by promissory note;

•
other shares of our common stock which (a) have been owned by you for at least six months on the date of surrender, and (b) have a fair market value on the date of surrender equal to the aggregate exercise price of the shares as to which the option is exercised;

•	a proper exercise notice for cashless exercise as specified in the WebTrends 1997 Plan;

•	such other consideration as the Plan Administrator may permit; or

•	combinations of the foregoing methods of payment.

Prohibition Against Transfer.    Options granted under the WebTrends 1997 Plan may not be assigned, pledged or transferred other than by will or by the laws of descent or distribution unless otherwise determined by the Plan Administrator. During your lifetime, only you may exercise options granted to you.

Termination of Employment or Other Service.

IF FOR ANY REASON YOU ARE NOT AN EMPLOYEE OF NETIQ OR ONE OF OUR SUBSIDIARIES FROM THE DATE WHEN YOU TENDER YOUR OPTIONS THROUGH THE DATE WHEN WE GRANT THE NEW OPTIONS, YOU WILL NOT RECEIVE ANY NEW OPTIONS OR ANY OTHER CONSIDERATION IN EXCHANGE FOR YOUR TENDERED OPTIONS.

This means that if you die, become disabled, terminate with or without good reason or we terminate your employment with or without cause before the date when we grant the new options, then you will not receive anything for the options that you tendered and we canceled.

IF YOUR EMPLOYMENT IS TERMINATED WITHIN THE FIRST SIX MONTHS AFTER THE GRANT DATE (OTHER THAN IN CONNECTION WITH AN ANNOUNCED REDUCTION IN FORCE) YOU WILL FORFEIT YOUR OPTION.

If your employment or other service with NetIQ and its subsidiaries is terminated after the grant of new options, then except as described above and unless otherwise provided:

•
if termination of employment or service is because of retirement, early retirement at NetIQ’s request, disability or death, then options or portions of options that are exercisable will be exercisable for a one-year period following such event, provided that no such option will be exercisable following the expiration of its term; and

•	if termination of employment or service is not for any of the reasons set forth above, then each option that is exercisable shall be exercisable for a thirty-day period following such termination.

Effect of Change in Control.    While we are not currently negotiating any transactions which could reasonably be expected to lead to our acquisition, our Board of Directors has a duty to consider alternatives for maximizing stockholder value and we cannot ignore the possibility that a transaction could be proposed that our stockholders or our Board of Directors believes is in the best interest of NetIQ and our stockholders. We have the right to take any actions we deem necessary or appropriate to complete a transaction that our Board of Directors believes is in our best interest and our stockholders’ best interest. This could include terminating the Offer.

If NetIQ or all or substantially all of its business or assets are acquired during the waiting period, then the acquiror is obligated to honor our contractual obligation to grant the new options. However, depending on the terms of such an acquisition the options granted could be for an equivalent number of shares of stock of the acquiring company (as adjusted for any exchange ratio between NetIQ’s and the acquiring Company’s stock) and the exercise price could accordingly be determined based on the fair market value of such stock. In addition, laws in foreign jurisdictions may restrict the terms or the nature of the grant of new options.

Amendment.    Our Board of Directors may amend, suspend or terminate the WebTrends 1997 Plan or any portion at any time. To the extent required by law it will seek stockholder approval for any amendment that will increase the total number of shares available under the WebTrends 1997 plan or will modify the class of persons eligible to receive options and if otherwise required under any applicable law or regulation. No amendment or termination may impair or diminish your rights without your consent.

NetIQ Corporation Amended and Restated 1998 Stock Incentive Compensation Plan (the “NetIQ 1998 Plan”)

As a result of our acquisition of WebTrends Corporation (“WebTrends”) in 2001, we assumed the outstanding options granted by WebTrends under the NetIQ 1998 Plan.

General.     The number of shares of common stock subject to outstanding options under the NetIQ 1998 Plan is 2,136,600, and the number of shares of common stock that may be granted under the NetIQ 1998 Plan is currently 456,862, less the aggregate number of shares which are issued or become outstanding under the NetIQ 1998 Plan. The number of shares available under the NetIQ 1998 Plan is subject to adjustment in the event of a corporate event that affects common stock of NetIQ. Such adjustments may be made by the Plan Administrator (as defined below).

Administration.    The NetIQ 1998 Plan is administered by the Board of Directors and/or one or more committees of the Board of Directors (the “Plan Administrator”). The Plan Administrator has, among other powers, the power to interpret any provision of the NetIQ 1998 Plan, to adopt and change rules and regulations for administering the NetIQ 1998 Plan and to perform other acts relating to the NetIQ 1998 Plan, including the delegation of administrative duties. Decisions of the Plan Administrator are final and binding on all parties.

Term.    The new options to be granted pursuant to the Offer will have a term of five years commencing on the original grant date of the tendered options.

Exercise Price.    The exercise price per share of any options granted under the NetIQ 1998 Plan is determined in accordance with the Plan.

For all employees, except employees in Italy, who tender options, the exercise price of the new options will be based on the higher of the fair market value of NetIQ common stock at the time of cancellation of the tendered option or the fair market value of NetIQ common stock on the date the new option is granted. In accordance with the terms of the Option Plans, the fair market value of NetIQ common stock will be determined as equal to the highest of:

(i)	the closing sale price per share on the trading day immediately before the date the price is set;

(ii)	the average of the high and low per share sale price on the date the price is set; or

(iii)	the closing sale price per share on the date the price is set for NetIQ stock as reported by the Nasdaq National Market. BECAUSE WE WILL NOT GRANT NEW OPTIONS TO A TENDERING OPTION HOLDER UNTIL THE FIRST BUSINESS DAY THAT IS ON OR AFTER SIX MONTHS AND ONE DAY FOLLOWING THE DATE WHEN WE CANCEL THE OPTIONS ACCEPTED FOR EXCHANGE IT IS POSSIBLE THAT THE NEW OPTIONS MAY HAVE A HIGHER EXERCISE PRICE THAN SOME OR ALL OF YOUR CURRENT OPTIONS.

Employees working in Italy should see the information contained under the caption “Important Legal and Tax Information for Non-U.S. Employees” for pricing information related to the new options.

Vesting.    Except as described below, the new options will have the same vesting schedules as the old options. This means that, subject to the next sentence, the new options will be vested on the date of grant to the same extent that:

•	the options validly tendered for exchange and accepted were already vested in accordance with their original terms, and

•	such options would have been vested in accordance with their original terms during the period between their tender and the date when the new options are granted.

HOWEVER, EMPLOYEES WILL NOT BE ENTITLED TO EXERCISE ANY NEW OPTIONS UNTIL SIX MONTHS AFTER THE GRANT DATE OF THE NEW OPTIONS, AND ANY EMPLOYEE WHOSE EMPLOYMENT WITH NETIQ OR ITS SUBSIDIARIES IS TERMINATED FOR ANY REASON (OTHER THAN AS PART OF AN ANNOUNCED REDUCTION IN FORCE BY THE COMPANY) WITHIN SIX MONTHS OF THE GRANT DATE OF THE NEW OPTIONS WILL FORFEIT ALL NEW OPTIONS GRANTED IN THE EXCHANGE. Employees terminated in connection with an announced reduction in force within six months after the new options are granted will be entitled to exercise the new options to the extent vested at the date of their termination of employment in accordance with the terms of their option agreements. Examples of the vested status of the new options are given in the section titled “Summary Term Sheet” elsewhere in this Offer to Exchange.

Method of Exercising Options.    Once exercisable, you will be able to exercise your new options, in whole or in part, by providing notice of exercise in accordance with the method prescribed by the Plan Administrator and paying the exercise price for each share of our common stock to be purchased under the option. Payment of the exercise price may be made as determined by the Plan Administrator, and subject to restrictions in some foreign jurisdictions as noted in the section captioned “Important Legal and Tax Information for Non-U.S. Employees”, as follows:

•	in cash or by check;

•
other shares of our common stock which (a) have been owned by you for at least six months on the date of surrender, and (b) have a fair market value on the date of surrender equal to the aggregate exercise price of the shares as to which the option is exercised;

•	a proper exercise notice for cashless exercise as specified in the NetIQ 1998 Plan;

•	such other consideration as the Plan Administrator may permit; or

•	any combination of the foregoing methods of payment.

Prohibition Against Transfer.    Options granted under the NetIQ 1998 Plan may not be assigned, pledged or transferred other than by will or by the laws of descent or distribution unless otherwise determined by the Plan Administrator. During your lifetime, only you may exercise options granted to you.

Termination of Employment or Other Service.    IF, FOR ANY REASON, YOU ARE NOT AN EMPLOYEE OF NETIQ OR ONE OF OUR SUBSIDIARIES FROM THE DATE WHEN YOU TENDER YOUR OPTIONS THROUGH THE DATE WHEN WE GRANT THE NEW OPTIONS, YOU WILL NOT RECEIVE ANY NEW OPTIONS OR ANY OTHER CONSIDERATION IN EXCHANGE FOR YOUR TENDERED OPTIONS.

This means that if you die, become disabled, terminate with or without good reason or we terminate your employment with or without cause before the date when we grant the new options, then you will not receive anything for the options that you tendered and we canceled.

IF YOUR EMPLOYMENT IS TERMINATED WITHIN THE FIRST SIX MONTHS AFTER THE GRANT DATE (OTHER THAN IN CONNECTION WITH AN ANNOUNCED REDUCTION IN FACE) YOU WILL FORFEIT YOUR OPTION.

If your employment or other service with NetIQ and its subsidiaries is terminated after the grant of new options, then except as described above and unless otherwise provided:

•
if termination of employment or service is because of retirement, disability or death, then options or portions of options that are exercisable will be exercisable for a one-year period following such event, provided that no such option will be exercisable following the expiration of its term; and

•
if termination of employment or service is without cause and not for any of the reasons set forth above, then each option that is exercisable shall be exercisable for a three-month period following such termination.

Effect of Change in Control.    While we are not currently negotiating any transactions which could reasonably be expected to lead to an acquisition of NetIQ, our Board of Directors has a duty to consider alternatives for maximizing stockholder value and we cannot ignore the possibility that a transaction could be proposed that our stockholders or our Board of Directors believes is in the best interest of NetIQ and our stockholders. We have the right to take any actions we deem necessary or appropriate to complete a transaction that our Board of Directors believes is in our best interest and our stockholders’ best interest. This could include terminating the Offer.

If NetIQ or all or substantially all of its business or assets are acquired during the waiting period, then the acquiror is obligated to honor our contractual obligation to grant the new options. However, depending on the terms of such an acquisition the options granted could be for an equivalent number of shares of stock of the acquiring company (as adjusted for any exchange ratio between NetIQ’s and the acquiring Company’s stock) and the exercise price could accordingly be determined based on the fair market value of such stock. In addition, laws in foreign jurisdictions may restrict the terms or the nature of the acquiring company’s grant of new options.

Amendment.    Our Board of Directors may amend, suspend or terminate the NetIQ 1998 Plan or any portion at any time, but it will seek stockholder approval if such approval is necessary to comply with any tax or regulatory requirement with which the Board of Directors deems it necessary or desirable to comply. No amendment or termination may impair your rights without your consent.

U.S. Federal Income Tax Consequences of U.S. Non-Qualified Stock Options

All options to be received pursuant to this Offer will be U.S. “non-qualified stock options.” The U.S. federal income tax consequences of the U.S. non-qualified stock options that you receive pursuant to this Offer will be as described below, regardless of which Option Plan the options that you exchange were granted under.

        U.S. Non-Qualified Options.    No taxable income will be recognized by you upon the grant of a U.S. non-qualified stock option pursuant to this Offer. Upon the exercise of the option, the excess of the fair market value of the shares at the time of such exercise over the exercise price will be treated as compensation. Any amounts treated as compensation (i) will be taxable to you as ordinary income, (ii) will be subject to applicable withholding taxes, and (iii) generally will be allowed as an income tax deduction to NetIQ. Your tax basis for shares acquired upon exercise of the option will be increased by any amounts so treated as compensation.

Any gain or loss realized by you on the subsequent sale of shares acquired upon the exercise of a U.S. non-qualified stock option will be short-term or long-term capital gain depending on the period the shares were held.

The preceding discussion is based upon current provisions of the U.S. Internal Revenue Code (the “Code”), which could change. This summary does not cover any state or local tax consequences.

To the extent you currently hold an incentive stock option, the tax treatment of your option is as follows:

When you were granted your option, you did not have a tax event. If you exercise your option while employed by the company or its subsidiary within the three-month (one year for disability) period after termination of your employment, no ordinary income will be recognized by you at that time, but the excess (if any) of the fair market value of the shares acquired by such exercise over the exercise price of such shares will be included as an adjustment to taxable income for purposes of the federal alternative minimum tax applicable to individuals. If the shares you acquire upon exercise are not disposed of until more than one year after the date of such exercise and two years after the date of grant of the option, the excess (if any) of the sale proceeds of such shares over the aggregate exercise price of such shares will be treated as capital gain. However, if such shares are disposed of prior to the expiration of such periods (a “disqualifying disposition”), the excess of the fair market value of such shares at the time of exercise of the option over the aggregate exercise (but not more than the gain on the disposition of such Shares if the disposition is a transaction on which a loss, if realized, would be realized) will be ordinary income at the time of such disqualifying disposition.

Where You Can Find Additional Information Regarding NetIQ Option Plans

Our statements in the Offer concerning the Option Plans and the new options are merely summaries and do not purport to be complete. The statements are subject to, and are qualified in their entirety by reference to, all provisions of the Option Plans. The Option Plans were filed with the SEC as follows:

•	NetIQ Corporation 1995 Stock Plan, as Restated December 21, 2001: Filed as an exhibit to the Tender Offer Statement on Schedule TO of which this Offer to Exchange is a part.

•	NetIQ Corporation 2002 Stock Plan: Filed as Exhibit 10.5 to our Form S-8 (Registration No. 333-81682) on January 30, 2002;

•	Mission Critical Software, Inc. 1997 Stock Plan (as amended May 21, 1999): Filed as Exhibit 4.1(a) to our Form S-8 (Registration No. 333-37076) on May 15, 2000;

•	WebTrends Corporation 1997 Stock Incentive Compensation Plan: Filed as Exhibit 4.1(a) to our Form S-8 (Registration No. 333-59034) on April 16, 2001;

•	NetIQ Corporation Amended and Restated 1998 Stock Incentive Compensation Plan: Filed as Exhibit 4.1(b) to our Form S-8 (Registration No. 333-59034) on April 16, 2001.

See Section 17 of this Offer to Exchange for a discussion of how to obtain copies of the Option Plans.

9.    Information Concerning NetIQ

General:

NetIQ Corporation is a leading provider of enterprise systems management software solutions for managing, securing and analyzing the key components of corporate enterprise computing infrastructure – from back-end, networks and servers to front-end Web applications and servers. Historically focused on Microsoft Windows applications management, we have become a leading provider of software to test, migrate, administer, monitor, secure and analyze complex, distributed Windows-centric computer systems. Our UNIX and Linux modules introduced in fiscal 2002 address our customers’ growing need to manage heterogeneous environments with cross-platform solutions, and enable them to manage more applications, servers and operating systems with our products.

Businesses rely on the proper functioning of their networks, operating systems, servers applications, databases and hardware. Our comprehensive, integrated solutions address three broad areas that are critical in managing the performance, availability, security and utilization of this complex computing infrastructure:

•	Performance and Availability Management;

•	Security Management and Administration; and

•	Web Analytics

We were founded in June 1995 and completed our initial public offering in July 1999 with a follow-on offering in December 1999. We acquired Mission Critical Software in May 2000 and WebTrends Corporation in March 2001. In September 2000 we entered into a licensing agreement with Microsoft Corporation whereby we granted to Microsoft a perpetual license to our Operations Manager product technology and source code for core operations management for $175.0 million that we are collecting quarterly through August 2003. For additional information on these events and other recent developments see “Management’s Discussion and Analysis of Financial Condition and Results of Operations” located in the Company’s Annual Report on Form 10-K for the year ended June 30, 2002 and Quarterly Report on Form 10-Q for the quarter ended September 30, 2002, which are incorporated herein by reference.

Financial Information:    The information set forth on pages 45 through 66 of the Company’s Annual Report on Form 10-K for its fiscal year ended June 30, 2002 and the information set forth on pages 3 through 9 of the Company’s Quarterly Report on Form 10Q for the quarter ended September 30, 2002 is incorporated herein by reference.

Summary Historical Consolidated Financial Information:    The following summary historical consolidated financial data should be read in conjunction with NetIQ’s audited consolidated financial statements for the year ended June 30, 2002 and the unaudited condensed consolidated financial statements for the interim period ended September 30, 2002 incorporated by reference in the Tender Offer Statement on Schedule TO of which this Offer to Exchange is a part. The consolidated statement of operations data for the years ended June 30, 2001 and 2002, and the consolidated balance sheet data as of June 30, 2001 and 2002, have been derived from NetIQ’s audited consolidated financial statements incorporated by reference in the Tender Offer Statement on Schedule TO of which this Offer to Exchange is a part. The consolidated statement of operations data for the three months ended September 30, 2001 and 2002, and the consolidated balance sheet data as of September 30, 2002, are derived from unaudited condensed consolidated financial statements which are incorporated by reference in the Tender Offer Statement on Schedule TO of which this Offer to Exchange is a part. In the opinion of NetIQ’s management, such unaudited condensed financial statements have been prepared on the same basis as the audited consolidated financial statements referred to above and include all adjustments, consisting of only normal recurring adjustments, necessary for a fair presentation of the information when read in conjunction with the consolidated financial statements and notes thereto. Results for the three months ended September 30, 2002, are not necessarily indicative of the expected results for the full year.

	Year Ended June 30,		Three Months Ended September 30,
			(unaudited)
	2001	2002	2001	2002
	(in thousands except per share amounts)
Consolidated Statement of Operations Data:
Software license revenue	$125,670	$207,848	$45,128	$55,982
Service revenue	41,267	70,391	15,566	21,106

Total revenue	166,937	278,239	60,694	77,088

Cost of software license revenue	2,114	4,048	901	2,427
Cost of service revenue	10,213	23,483	5,385	6,499

Total cost of revenue	12,327	27,531	6,286	8,926

Gross profit	154,610	250,708	54,408	68,162

Operating expenses:
Sales and marketing	76,706	107,713	26,984	30,018
Research and development	39,607	61,016	12,978	16,128
General and administration	13,140	19,110	4,393	4,950
Employee Stock-based compensation	2,001	3,247	1,367	209
Amortization of goodwill and intangibles	554,686	793,070	198,562	9,007
Write-off of acquired in-process research and development costs	2,663	—	—	—
Restructuring charge	816	—	—	—

Total operating expense	689,619	984,156	244,284	60,312

Income (loss) from operations	(535,009)	(733,448)	(189,876)	7,850
Interest income, net	21,786	18,730	5,619	3,750

Income (loss) before income taxes and cumulative effect of change in accounting principle	(513,223)	(714,718)	(184,257)	11,600
Income taxes	10,610	15,770	2,110	4,490
Cumulative effect of change in accounting principle, net of income taxes	—	—	—	(579,338)

Net loss	$(523,833)	$(730,488)	$(186,367)	$(572,228)

Basic earnings per share:
Income (loss) before cumulative effect of change in accounting principle	$(12.48)	$(13.74)	$(3.51)	$0.14
Cumulative effect of change in accounting principle	—	—	—	(11.49)
Net loss per share	$(12.48)	$(13.74)	$(3.51)	$(11.35)
Diluted earnings per share:
Income (loss) before cumulative effect of change in accounting principle	$(12.48)	$(13.74)	$(3.51)	$0.14
Cumulative effect of change in accounting principle	$—	$—	$—	$(11.24)
Diluted net loss per share	$(12.48)	$(13.74)	$(3.51)	$(11.10)
Shares used to compute basic earnings per share	41,984	53,155	53,085	50,420
Shares used to compute diluted earnings per share	41,984	53,155	53,085	51,544

	Year Ended June 30,		September 30, 2002
	2001	2002
			(unaudited)
	(in thousands except per share amount)
Consolidated Balance Sheet Data:
Cash and cash equivalents	$89,494	$64,032	$72,327
Short-term investments	377,287	411,861	425,659
Working capital	423,951	428,316	446,280
Goodwill and other intangible assets	1,769,803	973,350	383,355
Total assets	2,322,529	1,548,643	984,163
Long-term obligations, net of current portion	—	—	—
Total stockholders’ equity	2,249,892	1,461,460	893,004
Book value per share	$53.59	$27.49	$17.71

See Section 16 “Additional Information” for instructions on how you can obtain copies of our SEC reports that contain our financial information.

The address of our principal executive office is 3553 North First Street, San Jose, CA 95134. Our common stock is listed on the Nasdaq National Market under the symbol “NTIQ”.

10.    Interests of Directors and Officers; Transactions and Arrangements Concerning the Options.

The following is a list of our directors and executive officers together with the total number of outstanding stock options (vested and unvested) to purchase NetIQ common stock held by each such director and executive officer as of November 12, 2002. Directors and our Chief Executive Officer, Chief Operating Officer, Chief Operating Officer and Chief Technology Officer are not eligible to participate in the Offer:

Directors	Principal Position	Total Outstanding Options

David J. Barram	Director	30,000

Ching-Fa Hwang	Director	380,000

Alan W. Kaufman	Director	105,000

Michael E. Lehman	Director	30,000

Michael J. Maples	Director	71,766

Elijahu Shapira	Director	30,000

Ying-Hon Wong	Director	60,000

Charles M. Boesenberg	President, Chief Executive Officer, and Chairman of the Board of Directors	1,500,000

James A. Barth	Senior Vice President, Finance and Administration and Chief Financial Officer	277,777

Glenn S. Winokur	Chief Operating Officer	376,043

Richard M. Schell	Chief Technology Officer and General Manager, Performance and Availability Management	300,000

Betsy E. Bayha	Vice President, General Counsel and Secretary	100,000

Flint J. Brenton	Senior Vice President and General Manager, Security Management and Administration	290,000

Thomas R. Kemp	Senior Vice President, Corporate Strategy and Development	352,085

Mark P. Marron	Senior Vice President, Worldwide Sales	175,000

Daniel J. Meub	Senior Vice President and General Manager, Web Analytics	305,338

Richard J. Pleczko	Senior Vice President, Marketing	246,328

The address of each director and executive officer is: c/o NetIQ Corporation, 3553 North First Street, San Jose, CA 95134.

As of November 12, 2002, our executive officers and directors as a group beneficially owned 2,525,596 shares of our common stock which represents 4.9% of the outstanding common shares, and options outstanding under the option plans of the Company to purchase a total of 4,629,337 shares of our common stock with a weighted average exercise price of $33.08 per share, which represented approximately 33.5% of the shares subject to all options outstanding as of that date.

As of November 12, 2002, (i) our non-employee directors as a group beneficially owned 2,151,155 shares of NetIQ common stock, which represents 4.21% of the total shares outstanding, and options outstanding under the option plans of the Company to purchase 706,766 shares of our common stock with a weighted average exercise price of $50.32 per share, which represented approximately 5.1% of the shares subject to all options outstanding as of that date, (ii) our officer director beneficially owned 1,114 shares of NetIQ common stock, which represents less than 1% of the total shares outstanding, and options outstanding under the option plans of the Company to purchase 1,500,000 shares of our common stock with a weighted average exercise price of $28.82 per share, which represented approximately 10.84% of the shares subject to all options outstanding as of that date, and (iii) our non-directors executive officers as a group beneficially owned 373,327 shares of NetIQ common stock, which represents less than 1% of the total shares outstanding, and options outstanding under the option plans of the Company to purchase 2,422,571 shares of our common stock with a weighted average exercise price of $30.68 per share, which represented approximately 17.51% of the shares subject to all options outstanding as of that date.

Based upon our records and upon information provided to us by our directors, executive officers, associates and subsidiaries, neither we nor, to the best of our knowledge, any of our directors or executive officers of any of our subsidiaries nor any associates or subsidiaries of any of the foregoing, has effected any transactions in our common stock or stock options during the 60 days prior to the date hereof, other than (i) the grant of an option to purchase 30,000 shares of our common stock to Ching-Fa Hwang on September 16, 2002, (ii) the grant of an option to purchase 30,000 shares of our common stock to David J. Barram on September 18, 2002; (iii) the grant of an option to purchase 25,000 shares of our common stock to Mark P. Marron on October 17, 2002; (iv) the cash exercise of an option to purchase 80,000 shares of common stock at $1.50 per share by Ching-Fa Hwang on October 29, 2002; (v) the transfer of ownership to a trust for the benefit of the Hwang family of 644,027 shares of our common stock by Ching-Fa Hwang on October 17, 2002; (vi) the cash exercise of an option to purchase 37,222 shares of common stock at $2.66 by Richard J. Pleczko on November 15, 2002.

Except for outstanding options to purchase common stock granted from time to time to certain of our employees (including executive officers) and non-employee directors pursuant to our equity compensation plans, and except as set forth in this Offer to Exchange, neither we nor any person controlling us nor, to our knowledge, any of our directors or executive officers, is a party to any contract, arrangement, understanding or relationship with any other person relating, directly or indirectly, to the Offer with respect to any of our securities.

11.    Status of Options Acquired in the Offer; Accounting Consequences of the Offer.

Many of our employees’ outstanding options, whether or not they are currently exercisable, have exercise prices that are significantly higher than the current market price of our common stock. We are making the Offer in order to provide these option holders with the benefit of owning options that over time may have a greater potential to increase in value in an effort to enhance our ability to retain and incentivize our personnel. We believe that this will create better performance incentives for these option holders and thereby more strongly align the interests of our current employees with those of our stockholders in maximizing stockholder value.

However, if we were to reprice these out-of-the-money options, the repriced options would be subject to variable accounting, which would require us to record and adjust compensation expense each quarter until the repriced options were exercised, canceled or expired, which could have negative consequences on our earnings. Furthermore, if we were to cancel an option and grant another option with an exercise price that was lower than the exercise price of the canceled option within the shorter of:

•	the six-month period immediately before the date when the offer was commenced, or

•	the period from the date of grant of the canceled option to the date when the option was canceled,

then the cancellation and exchange would be deemed a repricing that would result in variable accounting. The cancellation of an existing option and the grant of another option within this time period will also be deemed a repricing, even if the grant of the second option occurs before the cancellation of the first option.

We believe that we can accomplish our goals of providing option holders with the benefit of choosing whether they want to receive options that over time may have a greater potential to increase in value, without incurring additional current or future compensation expense because:

•	we will not grant any new options to tendering option holders until a day that is at least six months and one day after the date when we accept and cancel options tendered for exchange,

•	the exercise price of all new options will be at the least fair market value of our common stock on the future date when we grant the new options, and

•
we will not grant any new options to a tendering option holder unless that person tenders all options that have been granted to that option holder within six months prior to the commencement date of this offer.

12.    Legal Matters; Regulatory Approvals.

We are not aware of any license or regulatory permit that appears to be material to our business that might be adversely affected by our exchange of options and grant of new options as contemplated by the Offer, or of any approval or other action by any government or governmental, judicial, administrative or regulatory agency or authority, domestic or foreign, that would be required for the acquisition or ownership of our options as contemplated in the Offer. Should any such approval or other action be required, we presently contemplate that we will seek such approval or take such other action. We cannot assure you that any such approval or other action, if needed, would be obtained or would be obtained without substantial conditions or that the failure to obtain any such approval or other action might not result in adverse consequences to our business. Our obligation under the Offer to accept tendered options for exchange and to grant new options for tendered options is subject to the conditions described in Section 6 of this Offer to Exchange.

13.    Material U.S. Federal Income Tax Consequences.

The following is a general summary of the material U.S. federal income tax consequences of the exchange of options pursuant to the Offer. This discussion is based on the Code, its legislative history, Treasury regulations thereunder and administrative and judicial interpretations thereof as of the date of this Offer to Exchange, all of which are subject to change, possibly on a retroactive basis. This summary does not discuss all of the tax consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all categories of option holders. Therefore, we strongly encourage you to consult your own tax advisor with respect to your individual tax consequences by virtue of participating in the Offer.

We believe that the exchange of tendered options for the commitment to grant new options should be a non-taxable event. Administrative and judicial interpretations of Section 83 of the Code indicate that the exchange of an option without a readily ascertainable fair market value, as defined in the Treasury regulations, for a commitment to grant a new option without a readily ascertainable fair market value is a non-taxable event.

As the value of neither the tendered options nor the commitment to grant the new options will be readily ascertainable at the time of the exchange, the exchange should be a non-taxable event under U.S. federal income tax laws. Therefore, we believe the option holders who exchange outstanding options for the commitment to grant new options should not be required to recognize income for U.S. federal income tax purposes at the time of the exchange.

We also believe that the grant of new options should not be recognized as taxable income under U.S. federal income tax laws. The Treasury regulations under Section 83 of the Code generally provide that the grant of an option without a readily ascertainable fair market value is a non-taxable event.

Therefore, we believe that at the date of grant of the new options, the option holders should not be required to recognize additional income for U.S. federal income tax purposes. State and local tax consequences may be different. OPTION HOLDERS SUBJECT TO THE TAX LAWS OF OTHER COUNTRIES AND JURISDICTIONS MAY BE SUBJECT TO DIFFERENT TAX CONSEQUENCES IF THEY EXCHANGE THEIR OPTIONS IN THE OFFER.

WE RECOMMEND THAT YOU CONSULT YOUR OWN TAX ADVISOR WITH RESPECT TO THE FEDERAL, STATE, LOCAL AND FOREIGN TAX CONSEQUENCES OF PARTICIPATING IN THE OFFER.

14.    Important Legal and Tax Information for Non-U.S. Employees.

The following is a general summary of the tax consequences and certain other legal consequences of participating in the Offer for non-U.S. employees which may be different from and be more adverse than the tax consequences to a U.S. citizen or resident. This summary is general in nature and does not discuss all of the legal consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all categories of option holders. Generally, these summaries only address the tax consequences and certain other legal consequences of participating in the Offer, and do not address any tax consequences or other legal consequences of exercising the new options or selling or holding any underlying shares of NetIQ Common Stock. This discussion is based on the laws as of the date of this Offer to Exchange. Please note that tax and other laws change frequently and occasionally on a retroactive basis. We advise all option holders considering tendering their outstanding options to consult with their own tax or financial advisors.

FOR SEVERAL COUNTRIES, THE FOLLOWING AMENDS THE TERMS OF THE OFFER. PLEASE READ CAREFULLY.

If you live and/or work in one country, but you are a citizen or resident of another country for local law purposes, the information contained in this summary may not be applicable to you. You are advised to seek appropriate professional advice as to how the tax or other laws in your country apply to your specific situation.

(a)    Australia.    The voluntary relinquishment of the outstanding stock options in exchange for the right to receive a new option will give rise to a taxable amount (which may be zero in certain circumstances). This occurs because under Australian law the cancellation of the outstanding stock option will constitute a disposal of the option in exchange for the right to receive a new option at a later date (“New Right”). Note that the tax consequences of the exchange arise in relation to the issue of the New Right as opposed to the grant of new options.

If you did not make an election to be taxed in the income year of grant of the outstanding options, the exchange will be a taxable event. In this case, you will be subject to tax on the market value (as defined under Australian tax law) of the outstanding options on the cancellation date.

Because the exercise price of the cancelled options exceeds the current market value of the underlying shares at the time of the cancellation, the market value of the outstanding options is determined in accordance with a statutory formula. In accordance with the statutory formula, the market value of an outstanding option will be zero where the market value of the underlying shares at the time of cancellation is less than 50% of the exercise price.

If you made an election to be taxed in the year of the grant of outstanding options, the exchange will be subject to capital gains tax. The capital gains tax consequences will arise when the agreement for the exchange is entered into.

Where the consideration to be provided for the cancellation (i.e., grant of the New Right) exceeds the cost base of the options, the assessable capital gain will be equal to:

•
where the outstanding options have been held for at least 12 months prior to the agreement for the exchange, the difference between the consideration to be received and the cost base of the options, less any prior year or current year capital losses, multiplied by 50%; or

•	where the options have been held for less than 12 months prior to the agreement for the exchange, the difference between the consideration to be received and the cost base of the options.

Where:

•	the cost base of the options is the market value of the options on the date of grant; and

•	the consideration received is the sum of the market value of the New Right received.

If the value of the New Right received is less than the cost base of the options, a capital loss equal to the difference should arise.

The acquisition of the New Right will constitute the acquisition of a qualifying right under an employee share option scheme. You will not be subject to taxation on the acquisition of the New Right, unless you make an election to that effect. If you do not make an election, you will be subject to tax in respect of the New Right at a later date. The tax consequences under the alternatives are detailed below.

If you make the election, then you must include an amount in your assessable income in the income year that the exchange offer was accepted. The amount included in your assessable income will be the market value of the New Right less the market value of the outstanding options cancelled (as detailed above). The market values are determined on the date of the exchange pursuant to the offer. Note that if you make the election, then it will cover each right, option and share in NetIQ Corporation that you acquire during the income year.

If you do not make the election, then you must include an amount in your assessable income for the income year in which the earliest of the following assessment times occurs in relation to the New Right (“Alternative Assessment Time”):

(i)	when you dispose of the new option acquired pursuant to the New Right (other than by exercising it);

(ii)	when your employment with the NetIQ Corporation (or its affiliates) ceases;

(iii)	when the new option acquired pursuant to the New Right is exercised; and

(iv)	when the new option acquired pursuant to the New Right expires.

The amount that you must include in your assessable income for the income year in which the Alternative Assessment Time occurs in relation to the New Right will be:

(i)
where you dispose of the new option (or the shares acquired as a result of exercising the new option) in an arm’s length transaction within 30 days after the Alternative Assessment Time, the amount or value of any consideration you receive for the disposal less the consideration paid to acquire the New Right (reduced by the exercise price of the new option, if the new option has been exercised); or

(ii)
in any other case, the market value of the New Right or new option (or the shares acquired as a result of exercising the new option) at the Alternative Assessment Time less the consideration paid to acquire the New Right (reduced by the exercise price of the new option, if the new option has been exercised).

The consideration paid to acquire the New Right is equal to the market value of the eligible options as at the date they were cancelled (detailed above).

If you lose the benefit of either the New Right or any new options without having been exercised (e.g., you cease working for NetIQ Corporation or its affiliates), you will be deemed to have never acquired the New Rights or the new options. In that case, no amount needs to be included in your assessable income for the New Rights. Where necessary, you may amend an assessment to exclude an amount previously included in assessable income in relation to the acquisition of the New Rights. You may also be entitled to a capital loss equal to the consideration paid to acquire the New Rights (being the market value of the outstanding options as at the date of their cancellation).

Under current laws, your employer is not required to withhold for taxes with respect to the exchange, the issuance or sale of shares and you will be responsible for reporting and paying any of these taxes, as well as, Medicare levy and surcharge (if applicable).

(b)    Austria.    It is unlikely that you will be subject to tax as a result of the exchange of an outstanding option for the right to receive a new option. However, this result is not certain. In addition, it is possible that the new grant may not be treated as a new offering of options. This may affect your ability to obtain the beneficial treatment of the provisions of the Austrian Income Tax Act (assuming the other requirements can also be met) which provide for exemption from or deferral of tax in certain circumstances. Please consult with your tax advisor to determine your applicable tax treatment and what beneficial treatment, if any, may apply to you.

This summary details the tax treatment of stock options, as clarified by the 1999 income tax guidelines issued by the Ministry of Finance. If the grant is not considered a new offering (i.e., the old grant date still applies), your tax treatment may differ. Please consult your tax advisor to determine the specific tax rules applicable to your situation.

You will not be subject to tax when the new option is granted to you.

(c)    Belgium.    It is unlikely that you will be subject to tax as a result of the exchange of an outstanding option for the right to receive a new option.

You will be subject to tax when the new option is granted to you. Assuming that the options are not exercised before January 1, 2007, the taxable amount will be 7.5% of the value of the underlying shares on the date of the “offer,” plus the amount by which the options are in the money on the date of the “offer.” If you exercise your options before January 1, 2007, the taxable amount will be 15% of the value of the underlying shares on the date of the “offer,” plus the amount by which the options are in the money on the date of the “offer.”

The date of your “offer” will be the date on which you receive written materials describing the terms and conditions of your new option grant. This will likely occur in June 2003. You will have 60 days after the date of the offer to reject your new options. If you do not reject your new options within 60 days of the offer, they will be deemed accepted, and you will be taxed accordingly.

You will be responsible for reporting the grant of your new options on your annual return and paying all applicable taxes. Your employer will report the taxable amount in the 281.10 salary form which will be given to you. In addition, you may be required to report any security or bank account you hold outside of Belgium on your annual tax return.

(d)    Brazil.    It is unlikely that you will be subject to tax as a result of the exchange of an outstanding option for the right to receive a new option. You will not be subject to tax when the new option is granted to you.

Your employer is not required to withhold income tax or social insurance contributions at the time of the exchange, the grant, the exercise of your option or the subsequent sale of shares. It is your responsibility to report and pay all applicable taxes.

THE INFORMATION BELOW AMENDS THE TERMS OF THE OFFER FOR BRAZILIAN EMPLOYEES, PLEASE READ CAREFULLY

Due to exchange control restrictions in Brazil, for new options granted to you, your exercise methods will be limited to using a cashless exercise for cash or cashless exercise for shares. Pursuant to a cashless exercise for cash, you will authorize the stockbroker to sell all the shares that you are entitled to at exercise and remit the sales proceeds less the exercise price for the shares, brokers’ fees and any applicable taxes to you in cash. Pursuant to a cashless exercise for shares, you will authorize the stockbroker to sell only enough shares that you are entitled to at exercise to cover the exercise price, brokers’ fees and any applicable taxes and to remit the remaining shares to you.

(e)    Canada.    The tax treatment as a result of the exchange of an outstanding option for a new option is uncertain. It is possible that the Canada Customs and Revenue Agency (the “CCRA”) will treat the exchange as: (i) a tax-neutral exchange of options; (ii) a taxable exchange of employee stock options; or (iii) two separate transactions (i.e., a tender of outstanding options for cancellation, followed by a grant of new and unrelated options), whereby the tender is viewed as a disposition for no consideration and no taxable income arises. If the exchange qualifies as two separate transactions under Canadian law, you will not be subject to tax when the new option is granted to you. However, this result is not certain and you should consult your tax advisor to determine the specific tax rules applicable to your situation.

(f)    Denmark.    You will likely be subject to tax as a result of the exchange of an outstanding option for the right to receive a new option because it will likely be considered a disposal of the outstanding options. The taxable amount will be the value of the new option less the amount you paid for the old option (which will be zero). The value of the new options will likely be calculated in accordance with a statutory formula, although the precise application of the formula in this context is uncertain. Please consult your tax advisor to determine your taxable amount.

You will not be subject to tax when the new option is granted to you.

When you exercise the new option, you will likely be subject to tax on the difference between the fair market value of the shares on the date of exercise and the exercise price. It is not clear whether you will be entitled to a credit/reduction for tax paid as a result of the option exchange, if any.

Your employer is not required to withhold or report income tax or social insurance contributions as a result of the exchange transaction, the exercise or sale. However, your employer is required to report the taxable amount to the Danish tax administration. It is your responsibility to pay any taxes (including social insurance taxes) resulting from the exchange transaction, the exercise of your new options, the sale of shares or the receipt of any dividends.

(g)    France.    It is unlikely that you will be subject to tax as a result of the exchange of an outstanding option for the right to receive a new option. Your new options will be non-French qualified, just as your outstanding options are currently. You will not be subject to tax when the new option is granted to you.

(h)    Germany.    It is unlikely that you will be subject to tax as a result of the exchange of an outstanding option for the right to receive a new option. You will not be subject to tax when the new option is granted to you.

(i)    Hong Kong.    It is unlikely that you will be subject to income tax as a result of the exchange of an outstanding option for the right to receive a new option. You will not be subject to tax when the new option is granted to you.

This document is private and confidential and has been printed in limited numbers and distributed to selected employees of NetIQ Corporation. It is for the exclusive use of the person to whom it is addressed and should be returned if such person decides not to participate in the exchange program.

(j)    Ireland.    It is not likely that you will be subject to income tax as a result of the exchange of an outstanding option for the right to receive a new option. You will not be subject to tax when the new option is granted to you.

Under current laws, your employer is not required to withhold tax; however, your employer is obliged to report details of your option to the Revenue Commissioners at the date it is granted. The new option will be granted to you in a private transaction and the shares which may be purchased on exercise are also offered in a private transaction. This is not an offer to the public.

If you are a director, shadow director or secretary of an Irish subsidiary of NetIQ Corporation, you are subject to certain notification requirements under the Companies Act, 1990. Among these requirements is an obligation to notify the Irish subsidiary in writing when you receive an interest (e.g., options, shares) in NetIQ Corporation and the number and class of shares or rights to which the interest relates. In addition, you must notify the Irish subsidiary when you sell shares acquired through exercise of options. You must notify the Irish subsidiary of the acquisition or disposal of an interest in shares within five days following the day of acquisition or disposal of the interest in shares. These notification requirements also applies to any rights or shares acquired by your spouse or children (under the age of 18).

(k)    Italy.    It is unlikely that you will be subject to tax as a result of the exchange of an outstanding option for a new option. You will not be subject to tax when the new option is granted to you.

THE INFORMATION BELOW AMENDS THE TERMS OF THE OFFER FOR ITALIAN EMPLOYEES,  PLEASE READ CAREFULLY

The exercise price for employees in Italy of the new options will be the highest of

(a)	the fair market value of NetIQ stock at the time of cancellation as defined in the applicable Plan;

(b)	the fair market value of NetIQ stock at the time of the regrant as defined by the applicable Plan; and

(c)	the Italian Fair Market Value of NetIQ stock (defined as the average of the official prices over the month the new options are granted) at the time of the regrant.

BECAUSE WE WILL NOT GRANT NEW OPTIONS TO A TENDERING OPTION HOLDER UNTIL THE FIRST BUSINESS DAY THAT IS ON OR AFTER SIX MONTHS AND ONE DAY FOLLOWING THE DATE WHEN WE CANCEL THE OPTIONS ACCEPTED FOR EXCHANGE IT IS POSSIBLE THAT THE NEW OPTIONS MAY HAVE A HIGHER EXERCISE PRICE THAN SOME OR ALL OF YOUR CURRENT OPTIONS.

(l)    Japan.    It is unlikely that you will be subject to income tax as a result of the exchange of an outstanding option for the right to receive a new option, although this result is not certain. You will not be subject to tax when the new option is granted to you.

(m)    Korea.    It is unlikely that you will be subject to tax as a result of the exchange of an outstanding option for the right to receive a new option. You will not be subject to tax when the new option is granted to you.

(n)    Netherlands.    If your outstanding options were taxed at the time the options became unconditionally exercisable (i.e., generally at vesting) and the exchange occurs after three years from the date of acceptance of the outstanding options, you will not be subject to tax as a result of the exchange of outstanding options for the right to receive a new option. If your outstanding options were taxed at the time the options became unconditionally exercisable (i.e., generally at vesting) and the exchange occurs within three years from the date of acceptance, you may be subject to tax as a result of the exchange of outstanding options for the right to receive a new option.

If you deferred taxation on your tendered options to the time of exercise by properly making an election to defer taxation, then you may be subject to tax as a result of the exchange of outstanding options for the right to receive a new option if the exchange is deemed a fictitious exercise. You will not be subject to tax when the new option is granted to you.

THE INFORMATION BELOW AMENDS THE TERMS OF THE OFFER FOR DUTCH EMPLOYEES. PLEASE READ CAREFULLY.

Due to Dutch tax laws and in order to defer the taxable event until you exercise your options, your new options will be restricted to the cashless for cash method of exercise. Under the cashless for cash method of exercise, you must instruct a broker to sell all of the shares that you are entitled to pursuant to your new option immediately upon exercise of your option. The sale proceeds less the exercise price, brokers’ fees and withholding taxes, if any, will be remitted to you in cash.

You will be subject to income tax on the difference (or spread) between fair market value of the shares on the date of exercise and the exercise price. In addition, the spread is subject to social insurance contributions, provided you have not already exceeded your applicable wage base. No credit will be given for any tax previously paid with respect to old options.

(o)    Singapore.    You may be subject to tax as a result of the exchange of an outstanding option for the right to receive a new option as Inland Revenue may view the exchange as a taxable release. Please consult with your tax advisor.

You may be subject to tax when the new option is granted to you if the new option is considered obtained by reason of the release of an existing right.

Assuming you are not taxed at grant, and unless you are eligible for a tax favored scheme, when you exercise the new option you will likely be subject to tax on the difference between the fair market value of the shares on the date of exercise and the exercise price unless you are eligible for an exemption or deferral. Please consult your tax advisor to determine if an exemption or deferral applies to you.

Your employer is not required to withhold income tax or Central Provident Fund contributions on the spread at exercise and/or the gain upon sale of shares. Your employer will report the new option to Inland Revenue and provide you with a copy of the report. It is your responsibility to report and pay all applicable taxes.

If you are a director, associate director or shadow director of a Singapore affiliate of NetIQ Corporation, you are subject to certain notification requirements under the Singapore Companies Act. Among these requirements is an obligation to notify the Singapore affiliate in writing when you receive an interest (e.g., options, shares) in NetIQ Corporation or any related companies. Please contact NetIQ Corporation to obtain a copy of the notification form. In addition, you must notify the Singapore affiliate when you sell shares of NetIQ Corporation or any related company (including when you sell shares acquired under the exchange program). These notifications must be made within two days of acquiring or disposing of any interest in NetIQ Corporation or any related company. In addition, a notification must be made of your interests in NetIQ Corporation or any related company within two days of becoming a director.

(p)    Spain.    It is unlikely that you will be subject to tax as a result of the exchange of an outstanding option for the right to receive a new option. You will not be subject to tax when the new option is granted to you.

The exchange offer is considered a private placement outside of the scope of Spanish law on public offerings and issuances.

(q)    Sweden.    It is unlikely that you will be subject to tax as a result of the exchange of an outstanding option for a new option. You will not be subject to tax when the new option is granted to you.

(r)    Switzerland.    It is unlikely that you will be subject to tax as a result of the exchange of an outstanding option for a new option. You will likely be subject to tax when the new option is granted to you. You will not likely be entitled to credit against this liability any tax paid on your old option. You should consult with your personal tax advisor to determine your tax consequences when the new option is granted to you.

Please note that new tax provisions regarding stock options have been proposed in Switzerland. If passed, these new provisions may change the tax consequences of your new option. The new option granted to you will likely be subject to cantonal wealth tax from the year of grant onwards.

If you are a Swiss national or a foreign employee holding a “C” residence permit, your employer will not withhold income tax at the time of grant, vesting, exercise, or subsequent sale of shares. Your employer will include your taxable income on your annual “certificate of salary” which will be issued to you at the end of or shortly after the end of the calendar year of the taxable event. It is your responsibility to attach the “certificate of salary” to your tax return and pay any taxes resulting from the exercise of your options.

If you are a foreign employee holding a “B” permit, or if you are for any other reasons an employee subject to income taxation at source, your employer will withhold and report income tax and social security contributions. Depending on the amount of your annual income in Switzerland, you may be required to file a tax return and to pay additional taxes (or to receive a refund) when the Tax Administration computes the exact amount of taxes based on your tax return.

(s)    United Kingdom.    It is not likely that you will be subject to tax as a result of the exchange of an outstanding option for the the right to receive a new option.

THE INFORMATION BELOW AMENDS THE TERMS OF THE OFFER FOR UK EMPLOYEES. PLEASE READ CAREFULLY.

Regardless of whether your outstanding options are UK approved or UK non-approved, your new options will be UK approved, to the extent permissible under UK tax law (i.e., each employee can have a maximum of only £30,000 worth of UK approved options outstanding at any time). If you are granted UK approved options, your new options will be governed by the terms and conditions stated in the Approved UK Sub-Plan of the NetIQ Corporation Amended and Restated 1998 Stock Incentive Compensation Plan.

To the extent that NetIQ Corporation cannot grant you UK approved options, your new options will be UK non-approved and you must execute a Joint Election Form (if you have not done so already) whereby you agree to be responsible for your employer’s portion of National Insurance Contributions (“NICs”) on the spread at exercise. For the U.K. tax year April 6, 2003 to April 5, 2004, the employer’s portion of NICs is scheduled to be charged at a rate of 12.8% on the spread (i.e., the difference between the fair market value of shares at exercise and the exercise price) realized at exercise of your option. This amount is deductible against your income tax liability due with respect to the exercise of your option. If you do not execute a Joint Election Form with respect to the UK non-approved options prior to exercise, NetIQ will refuse to allow you to exercise your new options.

Regardless of whether your new options are UK approved or UK non-approved, you will not be subject to tax when the new option is granted to you.

The tax consequences of exercising your new option will depend upon whether your new option is UK approved or UK non-approved.

•
UK Approved.    If you are granted UK approved options, you will not be subject to income tax or NICs at exercise provided your exercise complies with the terms of the Approved UK Sub-Plan of the NetIQ Corporation Amended and Restated 1998 Stock Incentive Compensation Plan, your Option Letter Agreement and your Option Cover Letter.

•
UK Non-Approved.    You will be subject to tax when you exercise your new option. Income tax will be charged on the difference between the fair market value of the stock on the date of exercise and the exercise price. Your employer will be responsible for tax withholding under the Pay As You Earn system in relation to the tax due on the spread realized on exercise of your option and for paying the income tax withheld to the U.K. Inland Revenue on your behalf. Your employer will inform you as to how it intends to recoup the income tax that it pays on your behalf. If you fail to pay your employer the income tax due on the spread within 30 days of the date of exercise of your option, you will be deemed to have received a further taxable benefit equal to the amount of income tax due on the spread. This will give rise to a further income tax charge.

You will be liable to pay employees’ portion of NICs in relation to the spread on exercise of your new option if your earnings do not already exceed the maximum limit for employees’ NICs purposes and, in any event, 1% NICs will apply without limit beginning on options granted after April 5, 2003. Your employer will be responsible for withholding employees’ NICs and for paying the amount withheld to the U.K. Inland Revenue on your behalf.

Your employer is required to report the details of the exchange of options, the new option grant and any future option exercise on its annual U.K. Inland Revenue tax return. In addition to your employer’s reporting obligations, you must report details of any liabilities arising from the exercise of your new stock option and from the sale or disposal of shares to the Inland Revenue on your personal UK Inland Revenue tax return.

If you are a director or shadow director of a UK subsidiary of NetIQ Corporation and the UK subsidiary is not wholly owned by NetIQ Corporation, you are subject to certain notification requirements under the Companies Act. Specifically, you must notify the UK subsidiary in writing of your interest in NetIQ Corporation and the number and class of shares or rights to which the interest relates. You must also notify the UK subsidiary when you exercise your option or sell shares acquired through exercise or your new options. This disclosure requirement also applies to any rights or shares acquired by your spouse or child (under the age of 18).

15.    Extension of Offer; Termination; Amendment.

We expressly reserve the right, in our sole discretion, at any time and from time to time, and regardless of whether or not any event set forth in Section 6 of this Offer of Exchange has occurred or is deemed by us to have occurred, to extend the period of time during which the Offer is open, and thereby delay the acceptance for exchange of any options, by giving oral or written notice of such an extension to the option holders and making a public announcement of such an extension.

We also expressly reserve the right, in our reasonable judgment, before the Expiration Date, to terminate or amend the Offer and to postpone our acceptance and cancellation of any options tendered for exchange upon the occurrence of any of the conditions specified in Section 6 of this Offer of Exchange, by giving oral or written notice of such termination or postponement to the option holders and making a public announcement thereof. Our reservation of the right to delay our acceptance and cancellation of options tendered for exchange is limited by Rule 13e-4(f)(5) promulgated under the Securities Exchange Act, which requires that we must pay the consideration offered or return the options tendered promptly after termination or withdrawal of the Offer.

Amendments to the Offer may be made, at any time and from time to time, by public announcement of the amendment. In the case of an extension, the announcement must be issued no later than 9:00 A.M., Eastern Time, on the next business day after the last previously scheduled or announced Expiration Date. Any company-wide announcement (including subsidiaries) made pursuant to the Offer will be disseminated promptly to option holders in a manner reasonably designed to inform option holders of such change.

If we materially change the terms of the Offer or the information concerning the Offer, or if we waive a material condition of the Offer, we will extend the offer to the extent required by Rules 13e-4(d)(2) and 13e-4(e)(3) under the Securities Exchange Act. These rules require a minimum period during which an Offer must remain open following certain material changes in the terms of the Offer or information concerning the Offer. The materiality of a change will depend on the facts and circumstances.

16.    Fees and Expenses.

We will not pay any fees or commissions to any broker, dealer or other person for soliciting tenders of options pursuant to the Offer.

17.    Additional Information.

With respect to the Offer, we have filed with the SEC a Tender Offer Statement on Schedule TO, of which this Offer to Exchange is a part. This Offer to Exchange does not contain all of the information contained in the Schedule TO and the exhibits to the Schedule TO. We recommend that you review the Schedule TO, including its exhibits, before making a decision on whether or not to tender your options.

We are subject to the informational filing requirements of the Securities Exchange Act and, in accordance with that act, are obligated to file reports, proxy statements and other information with the SEC relating to our business, financial condition and other matters. Such reports, proxy statements and other information, including the Schedule TO, our Annual Report on Form 10-K for the fiscal year ended June 30, 2002 and our Quarterly Report on Form 10-Q for the quarter ended September 30, 2002 can be inspected and copied at the public reference facilities maintained by the SEC at Judiciary Plaza, 450 Fifth Street, N.W., Washington D.C. 20549. Copies of such materials may also be obtained (1) at no charge from our Web site at http://www.netiq.com or (2) by mail, upon payment of the SEC’s customary charges, from the SEC’s Public Reference Room at Judiciary Plaza, 450 Fifth Street, N.W., Washington D.C. 20549. Information about the operation of the public reference room can be obtained by calling the SEC at 1-800-SEC-0330. The SEC also maintains a Web site at http://www.sec.gov that contains reports, proxy statements and information statements and other information regarding registrants, including NetIQ, that file electronically with the SEC.

18.    Miscellaneous.

This Offer to Exchange includes forward-looking statements that reflect our current expectations and projections about our future results, performance, prospects and opportunities. We have tried to identify these forward-looking statements by using words including “may,” “will,” “expects,” “believes,” “intends”, “could” and “should” and similar expressions. These forward-looking statements are based on information currently available to us and are subject to a number of risks, uncertainties and other factors that could cause our actual results, performance, prospects or opportunities in the remainder of fiscal year 2003 and beyond to differ materially from those expressed in, or implied by, these forward-looking statements. These risks, uncertainties and other factors include, but are not limited to:

•	Our quarterly operating results may fluctuate for a number of reasons, some of which are beyond our control. These fluctuations may result in volatility in our stock price.

•	We face several risks in connection with our license, development and marketing agreement with Microsoft which may cause loss of revenue and difficulties in our product strategy.

•	We may not be able to sustain the revenue growth rates we have previously experienced.

•	We have a history of losses and may experience losses in the future.

•	We have recently experienced several changes in our senior management team and our success may depend on the integration of these individuals into existing management structure of the company.

•	Failure to manage our growth, improve our infrastructure, and satisfactorily implement new information and fulfillment systems may adversely affect our business.

•	Changes in accounting regulations could negatively affect market perception of our results and the way we do business.

•	Changes in the way we do business may impact our operating results by changing the manner in which we are required to account for sales.

•	We base a substantial portion of our marketing, sales strategy, and product development on our relationship with Microsoft which may not continue in the future.

•
Our international sales and operations subject us to additional risks that can adversely affect our operating results including foreign interest rate fluctuations, political and economic instability in certain countries, non-exclusive dealer arrangements, and import and export licensing requirements.

•	Acquisitions and investments present many risks, and we may not realize the financial and strategic goals that were contemplated at the time of the transaction.

•	Our restructurings may result in management distraction, customer uncertainty, and increased costs.

•	We face competition from a number of existing competitors, as well as potential new competitors, which could result in loss of market share and diminished profits.

•	Errors in our products could result in significant costs to us and could impair our ability to sell our products.

•	Natural disasters or other incidents may affect our network and data centers or otherwise disrupt our business.

•
If we fail to protect our intellectual property rights, competitors may be able to use our technology or trademarks and this could weaken our competitive position, reduce our revenue and increase costs.

•	Third parties could assert that our products infringe their intellectual property rights. Such claims could injure our reputation and adversely affect our ability to sell our products.

•
We incorporate software licensed from third parties into some of our products and any significant interruption in the availability of these third-party software products or defects in these products could reduce the demand for, or prevent the sale or use of, our products.

•	We have various mechanisms in place that may discourage takeover attempts which may be attractive to shareholders.

•	Compliance with certain regulatory requirements may prove difficult and costly and, should we be unsuccessful, may subject us to penalties.

For further information about these and other risks, uncertainties and factors, please review the disclosure included under the caption “Factors That May Affect Future Operating Results” in our Annual Report on Form 10-K, for the fiscal year ended June 30, 2002 and our Quarterly Report on Form 10-Q for the quarter ended September 30, 2002. Except as otherwise required by federal securities laws, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, changed circumstances or any other reason after the date of this Offer to Exchange.

We are not making the Offer, nor will we accept any tender of options from, or on behalf of, option holders in any jurisdiction in which we believe that the Offer is not in compliance with applicable law. However, we may, at our discretion, take any actions necessary for us to make the Offer to option holders in any such jurisdiction.

WE HAVE NOT AUTHORIZED ANY PERSON TO MAKE ANY RECOMMENDATION ON OUR BEHALF AS TO WHETHER OR NOT YOU SHOULD TENDER YOUR OPTIONS PURSUANT TO THE OFFER. YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS DOCUMENT OR TO WHICH WE HAVE REFERRED YOU. WE HAVE NOT AUTHORIZED ANYONE TO GIVE YOU ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS IN CONNECTION WITH THE OFFER, OTHER THAN THE INFORMATION AND REPRESENTATIONS CONTAINED IN THIS DOCUMENT OR IN THE RELATED LETTER OF TRANSMITTAL. IF ANYONE MAKES ANY RECOMMENDATION OR REPRESENTATION TO YOU OR GIVES YOU ANY INFORMATION, YOU MUST NOT RELY UPON THAT RECOMMENDATION, REPRESENTATION OR INFORMATION AS HAVING BEEN AUTHORIZED BY US.

November 18, 2002

OFFER TO EXCHANGE OPTIONS UNDER THE NETIQ
CORPORATION 1995 STOCK PLAN,
AMENDED AND RESTATED AS OF SEPTEMBER 16, 2002,
THE NETIQ CORPORATION 2002 STOCK PLAN,
THE MISSION CRITICAL SOFTWARE, INC. 1997 STOCK PLAN (AS
AMENDED MAY 21, 1999), THE WEBTRENDS CORPORATION 1997
STOCK INCENTIVE COMPENSATION PLAN AND THE NETIQ
CORPORATION AMENDED AND RESTATED 1998 STOCK
INCENTIVE COMPENSATION PLAN

If you wish to tender your options for exchange, you must complete and sign the Letter of Transmittal in accordance with its instructions, and mail, fax or hand deliver it and any other required documents to us at NetIQ Corporation, Attention: Stock Services, 3553 North First Street, San Jose, CA 95134 (facsimile: (408) 856-1804). We must receive all of the required documents on or before 5:00 P.M. Pacific Time, on December 18, 2002.

Any questions, requests for assistance or additional copies of any documents referred to in this Offer to Exchange may be directed to:

NetIQ Corporation

Email: OptionExchange@netiq.com or contact:

Stock Services, San Jose, CA:
Debra Randall	Oria De La Cerda
Telephone: 408-856-3116	Telephone: 408-856-3110
Email: debra.randall@netiq.com	Email: oria.delacerda@netiq.com

Vivian Navarro	Liz Maciel
Telephone: 408-856-3194	Telephone: 408-856-3155
Email: vivian.navarro@netiq.com	Email: liz.maciel@netiq.com

November 18, 2002